Filed Pursuant to Rule 424(b)(5)

Registration Statement No. 333-262359

Prospectus Supplement
(to Prospectus dated January 27, 2022)

Jackson Financial Inc.

22,000,000 Depositary Shares

Each representing a 1/1,000th Interest in a Share of Fixed-Rate Reset

Noncumulative Perpetual Preferred Stock, Series A

Each of the 22,000,000 depositary shares offered hereby (the “Depositary Shares”) represents a 1/1,000th interest in a share of Fixed-Rate Reset Noncumulative Perpetual Preferred Stock, Series A, $1.00 par value per share, with a liquidation preference of $25,000 per share (equivalent to $25 per Depositary Share) (the “Series A Preferred Stock”), of Jackson Financial Inc. deposited with Equiniti Trust Company, as depositary (the “Depositary”). The Depositary Shares are evidenced by depositary receipts. As a holder of Depositary Shares, you are entitled to a proportional fractional interest in all rights and preferences of the Series A Preferred Stock, including dividend, voting, redemption and liquidation rights. You must exercise these rights through the Depositary.

We will pay dividends on the Series A Preferred Stock on a noncumulative basis only when, as and if declared by our board of directors (or a duly authorized committee of the board) and to the extent that we have legally available funds or property to pay dividends. Dividends will accrue (i) from the original issue date of the Series A Preferred Stock to, but excluding, March 30, 2028 at a rate per annum equal to 8.000%; and (ii) from, and including, March 30, 2028, during each reset period, at a rate per annum equal to the Five-year U.S. Treasury Rate as of the applicable reset dividend determination date plus 3.728% and be payable in arrears on March 30, June 30, September 30 and December 30, commencing on June 30, 2023. Dividends on the Series A Preferred Stock are not cumulative. Accordingly, in the event dividends are not declared on the Series A Preferred Stock for payment on any dividend payment date, then those dividends will cease to accrue and cease to be payable. If we have not declared a dividend before the dividend payment date for any dividend period, we will have no obligation to pay dividends accrued for that dividend period, whether or not dividends on the Series A Preferred Stock are declared for any future dividend period.

We may, at our option, redeem the shares of Series A Preferred Stock (a) in whole but not in part at any time prior to March 30, 2028, (i) within 90 days after the occurrence of a “rating agency event” at a redemption price equal to $25,500 per share (equivalent to $25.50 per Depositary Share), plus an amount equal to any accrued but unpaid dividends to, but excluding, the redemption date, or (ii) within 90 days after the occurrence of a “regulatory capital event,” at a redemption price equal to $25,000 per share (equivalent to $25 per Depositary Share), plus an amount equal to any accrued but unpaid dividends to, but excluding, the redemption date, or (b) in whole or in part, from time to time, on or after March 30, 2028, at a redemption price equal to $25,000 per share (equivalent to $25 per Depositary Share), plus an amount equal to any accrued but unpaid dividends to, but excluding, the redemption date. If we redeem the Series A Preferred Stock, the Depositary will redeem a proportionate number of Depositary Shares. Neither you, as a holder of Depositary Shares, nor the Depositary will have the right to require the redemption or repurchase of the Series A Preferred Stock or the Depositary Shares.

The Series A Preferred Stock will not have any voting rights except as described in this prospectus supplement.

Investing in the Depositary Shares and the underlying Series A Preferred Stock involves risks. See a discussion of certain risks in the “Risk Factors” section beginning on page S-8 of this prospectus supplement and the periodic reports we file with the Securities and Exchange Commission that should be carefully considered before investing in the Depositary Shares and the underlying Series A Preferred Stock.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Depositary Share	Total
Public offering price (1)	$25.00	$550,000,000
Underwriting discount (2)	$0.65	$14,301,894
Proceeds, before expenses, to Jackson Financial Inc. (1)(3)	$24.35	$535,698,106

(1)	The public offering price set forth above does not include accrued dividends, if any, that may be declared. Dividends, if declared, will accrue from March 13, 2023.
(2)	Reflects 11,484,850 Depositary Shares sold to retail investors, for which the underwriters will receive an underwriting discount of $0.7875 per Depositary Share, and 10,515,150 Depositary Shares sold to institutional investors, for which the underwriters will receive an underwriting discount of $0.5000 per Depositary Share. See “Underwriting” for a description of compensation payable to the underwriters.
(3)	Assumes no exercise of the underwriters’ over-allotment option.

The underwriters have the option to purchase up to an additional 2,000,000 Depositary Shares from us, solely to cover over-allotments, if any, at the public offering price less the underwriting discount. The underwriters may exercise this option within 30 days of the date of this prospectus supplement.

Application will be made to list the Depositary Shares on the New York Stock Exchange under the symbol “JXN PR A.” If the application is approved, trading of the Depositary Shares on the New York Stock Exchange is expected to commence within 30 days after the initial delivery of the Depositary Shares.

The underwriters expect to deliver the Depositary Shares through the facilities of The Depository Trust Company (“DTC”) for the accounts of its participants, including Clearstream Banking, S.A. and Euroclear Bank SA/NV, against payment in New York, New York on or about March 13, 2023.

Joint Book-Running Managers

Wells Fargo Securities	BofA Securities	J.P. Morgan	Morgan Stanley

Joint Lead Managers

Citigroup	Goldman Sachs & Co. LLC	US Bancorp

Co-Managers

BNP PARIBAS	BNY Mellon Capital Markets, LLC	Credit Suisse
Deutsche Bank Securities	SOCIETE GENERALE	Siebert Williams Shank

The date of this prospectus supplement is March 6, 2023.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

We have not, and the underwriters have not, authorized anyone to provide you with information different from, or in addition to, that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any related free writing prospectus that we prepare or distribute. We and the underwriters take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the Depositary Shares and the Series A

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Preferred Stock offered by this prospectus supplement and the accompanying prospectus in any jurisdiction in which it is unlawful to make such offer or solicitation. The information contained in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein or therein or any free writing prospectus prepared by us is only accurate as of the date of the document containing such information, regardless of the time of delivery of this prospectus supplement and any sale of the Depositary Shares and the Series A Preferred Stock.

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ABOUT THIS PROSPECTUS SUPPLEMENT

As used in this prospectus supplement, the terms “we,” “us,” “our” and “Company” mean Jackson Financial Inc. and its consolidated subsidiaries, and references to the “Issuer” are to Jackson Financial Inc. only.

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which contains more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, together with the documents identified under the headings “Where You Can Find More Information” and “Documents Incorporated by Reference” in this prospectus supplement and the accompanying prospectus.

If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus, and any related free writing prospectus issued or authorized by us. This prospectus supplement may be used only for the purpose for which it has been prepared. No one is authorized to give information other than that contained in this prospectus supplement and the accompanying prospectus, in the documents referred to in this prospectus supplement and the accompanying prospectus and which are made available to the public and in any related free writing prospectus issued or authorized by us. We have not, and the underwriters have not, authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it.

We are not, and the underwriters are not, making an offer to sell the Depositary Shares or the underlying Series A Preferred Stock in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus or any related free writing prospectus issued or authorized by us is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since those respective dates. None of this prospectus supplement, the accompanying prospectus or any related free writing prospectus issued or authorized by us constitutes an offer, or an invitation on our behalf or on behalf of the underwriters, to subscribe for and purchase any of the Depositary Shares or the underlying Series A Preferred Stock and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement and may not contain all of the information that is important to you. We encourage you to read this prospectus supplement and the accompanying prospectus, together with the documents identified under the headings “Where You Can Find More Information” and “Documents Incorporated by Reference” in this prospectus supplement and the accompanying prospectus, in their entirety. You should pay special attention to the “Risk Factors” section of this prospectus supplement and the “Risk Factors” sections in our Annual Report on Form 10-K for the year ended December 31, 2022 and the other periodic reports that we file with the Securities and Exchange Commission (“SEC”).

Jackson Financial Inc.

We help Americans grow and protect their retirement savings and income to enable them to pursue financial freedom for life. We believe that we are uniquely positioned in our markets because of our differentiated products, well-known brand and disciplined risk management. Our market leadership is supported by our efficient and scalable operating platform and industry-leading distribution network. We believe these core strengths will enable us to grow profitably as an aging U.S. population transitions into retirement.

We offer a diverse suite of annuities to retail investors in the United States. Our variable annuities have been among the best-selling products of their kind in the United States primarily due to the differentiated features we offer as compared to our competitors, in particular the wider range of investment options and greater freedom to invest across multiple investment options. We also offer fixed index annuities and fixed annuities. In the fourth quarter of 2021, our primary life insurance subsidiary, Jackson National Life Insurance Company and its insurance subsidiaries, successfully launched Jackson Market Link ProSM and Jackson Market Link Pro AdvisorySM, its commission and advisory based suite of registered index-linked annuities (“RILA”). Also in the fourth quarter of 2021, we entered the defined contribution market as a carrier in the AllianceBernstein Lifetime Income Strategy.

We sell our products through a distribution network that includes independent broker-dealers, wirehouses, regional broker-dealers, banks, independent registered investment advisors, third-party platforms and insurance agents. We were the fifth largest retail annuity company in the United States for the nine months ended September 30, 2022, and the largest for the year ended December 31, 2021, according to the Life Insurance Marketing and Research Association (“LIMRA”).

Our operating platform is scalable and efficient. We administer approximately 78% of our in-force policies on our in-house policy administration platform. The remainder of our business is administered through established third-party arrangements. We believe that our operating platform provides us with a competitive advantage by allowing us to grow efficiently and provide superior customer service.

Our principal executive office is located at 1 Corporate Way, Lansing, Michigan 48951, and our telephone number at that address is (517) 381-5500.

Recent Developments

First Quarter Common Stock Dividend

On February 27, 2023, our board of directors approved a 2023 first quarter dividend of $0.62 per common share. The dividend is payable on March 23, 2023 to shareholders of record at the close of business on March 14, 2023.

Increase in Share Repurchase Authorization

On February 27, 2023, our board of directors authorized an increase of $450 million in our existing share repurchase authorization for our common stock. Repurchases under the share repurchase program may be made through open market purchases, unsolicited or solicited privately negotiated transactions, or in such other manner and at such times as management determines in compliance with applicable legal requirements. The number of shares to be repurchased and the timing of such transactions will depend on a variety of factors, including market conditions. We may amend or terminate the program at any time in our discretion.

Impact of Recent Accounting Pronouncements

As discussed in Note 2 of Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2022, we will be adopting Accounting Standards Update (“ASU”) 2018-12, “Targeted Improvements to the Accounting for Long-Duration Contracts” (“LDTI”), for our fiscal year beginning January 1, 2023, with a transition date of January 1, 2021. Based upon the elected transition methods, the Company expects the adoption of the standard to result in a decrease of approximately $3 billion in the Company’s total equity at the transition date of January 1, 2021. However, as a result of market changes since that transition date, primarily higher interest rates, the estimated negative impact at the transition date is an estimated positive impact to the Company’s total equity, as of December 31, 2022. See further discussion in Note 2 of Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2022, incorporated by reference herein, for the significant changes associated with this change in accounting principle.

Inflation Reduction Act of 2022

As discussed in Note 13 of Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2022, on August 16, 2022, the U.S. government enacted the Inflation Reduction Act of 2022 (“IRA”) which, among other changes, created a new 15 percent corporate alternative minimum tax (“AMT”) based on “adjusted financial statement income,” rather than reported taxable income, and imposed a 1% excise tax on corporate stock repurchases. The AMT provision is effective January 1, 2023. We expect that we will be subject to the AMT beginning in 2023. We expect any AMT incurred to be treated as a taxable temporary difference, and recorded as a deferred tax asset, so it is not expected to have a direct impact on total income tax expense, although it could affect our cash tax liabilities. As of December 31, 2022, we have not recorded any provision for the AMT. The calculation of adjusted financial statement income, and therefore the AMT, is subject to the issuance of regulatory guidance by the U.S. Department of the Treasury, which is expected throughout 2023. It remains difficult to predict the specific final guidance or the definition of adjusted financial statement income. In the absence of further guidance, despite our federal net operating loss and foreign tax credit carryforwards, we may be required to pay tax equal to 15 percent of our pre-tax financial statement income, as adjusted by the AMT, which includes certain items that are non-economic and can fluctuate significantly based on the movement of interest rates and equity markets. Any excise tax incurred on corporate stock repurchases will generally be recognized as part of the cost basis of the treasury stock acquired and not reported as part of income tax expense.

The Offering

Issuer	Jackson Financial Inc.

Securities Offered

22,000,000 depositary shares (the “Depositary Shares”), each representing a 1/1,000th interest in a share of our Fixed-Rate Reset Noncumulative Perpetual Preferred Stock, Series A, $1.00 par value per share, with a liquidation preference of $25,000 per share (equivalent to $25 per Depositary Share) (the “Series A Preferred Stock”).

The underwriters have the option to purchase up to an additional 2,000,000 Depositary Shares, solely to cover over-allotments, if any. The underwriters may exercise this option within 30 days of the date of this prospectus supplement. See “Underwriting.”

Further Issuances	We may from time to time elect to issue additional depositary shares representing shares of the Series A Preferred Stock, and all the additional shares would be deemed to form a single series with the Depositary Shares representing shares of Series A Preferred Stock offered by this prospectus supplement; provided that we may only issue such additional shares if they are fungible with the Depositary Shares offered hereby.

Dividend Payment Dates	Each March 30, June 30, September 30 and December 30 of each year, commencing on June 30, 2023, subject to adjustment in the case of any such date that falls on a day that is not a business day as described under “Description of the Series A Preferred Stock—Dividends.”

Dividends

We will pay dividends on the Series A Preferred Stock, only when, as and if declared by our board of directors (or a duly authorized committee of the board). Dividends will accrue on the liquidation amount of $25,000 per share of the Series A Preferred Stock (the “liquidation amount”). Dividends will accrue (i) from the original issue date of the Series A Preferred Stock to, but excluding, March 30, 2028 at a rate per annum equal to 8.000%; and (ii) from, and including, March 30, 2028, during each reset period, at a rate per annum equal to the Five-year U.S. Treasury Rate as of the applicable reset dividend determination date plus 3.728%.

Any such dividends will be distributed to the holders of the Depositary Shares in the manner described under “Description of the Series A Preferred Stock—Dividends” below.

Dividends on shares of the Series A Preferred Stock will not be cumulative and will not be mandatory. If for any reason our board of directors (or a duly authorized committee of the board) does not declare a dividend on the Series A Preferred Stock in respect of a dividend period (as defined below), then no dividend will be deemed to have accrued for such dividend period, be payable on the applicable dividend payment date, or accumulate, and we will have no obligation to pay any dividend for that dividend period, whether or not dividends on the Series A Preferred Stock are declared for any future dividend period.

A “dividend period” means each period from, and including, a dividend payment date (except that the initial dividend period (the “initial dividend period”) will commence on the original issue date of the Series A Preferred Stock and continue to, but exclude, June 30, 2023) and continuing to, but excluding, the next succeeding dividend payment date. Dividends will be computed on the basis of a 360-day year consisting of twelve 30-day months.

During any dividend period, so long as the Series A Preferred Stock is outstanding, unless the full dividends for the preceding dividend period on all outstanding shares of Series A Preferred Stock have been declared and paid or declared and a sum sufficient for the payment thereof has been set aside and any declared but unpaid dividends for any prior period have been paid (for the avoidance of doubt, there is no preceding dividend period for the initial dividend period):

(i)              no dividend shall be declared or paid or set aside for payment and no distribution shall be declared or made or set aside for payment on any of our common stock or any other class or series of our stock that ranks junior to the Series A Preferred Stock as to the distribution of assets on our liquidation, dissolution or winding-up (“junior stock”) (other than (1) a dividend payable solely in junior stock or (2) any dividend in connection with the implementation of a shareholders’ rights plan or the redemption or repurchase of any rights under such plan);

(ii)             no shares of junior stock shall be repurchased, redeemed or otherwise acquired for consideration by us, directly or indirectly (other than (1) as a result of a reclassification of junior stock for or into other junior stock, (2) the exchange or conversion of one share of junior stock for or into another share of junior stock, (3) purchases, redemptions or other acquisitions of shares of junior stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (4) the purchase of fractional interests in shares of junior stock pursuant to the conversion or exchange provisions of such securities or the security being converted or exchanged, (5) purchases of common stock pursuant to contractually binding requirement to buy common stock existing prior to the commencement of the preceding dividend period, including, in each case, under a contractually binding stock repurchase program, and (6) through the use of the proceeds of a substantially contemporaneous sale of other shares of junior stock) nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by us; and

(iii)            no shares of stock designated as ranking on a parity with the Series A Preferred Stock as to the distribution of assets on our liquidation, dissolution or winding-up (“parity stock”), shall be repurchased, redeemed or otherwise acquired for consideration by us otherwise than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series A Preferred Stock and such parity stock (other than the exchange or conversion of such parity stock for or into shares of junior stock).

When dividends are not paid in full upon the shares of the Series A Preferred Stock and any parity stock, all dividends declared upon shares of the Series A Preferred Stock and any parity stock will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the then-current dividend period, and any prior dividend periods for which dividends were declared but not paid, per share on the Series A Preferred Stock, and accrued dividends, including any accumulations, on any parity stock, bear to each other.

Redemption

The Series A Preferred Stock is perpetual and has no maturity date. We may, at our option, redeem the shares of Series A Preferred Stock (a) in whole but not in part, any time prior to March 30, 2028, (i) within 90 days after the occurrence of a “rating agency event” at a redemption price equal to $25,500 per share (equivalent to $25.50 per Depositary Share), plus an amount equal to any accrued but unpaid dividends to, but excluding, the redemption date, or (ii) within 90 days after the occurrence of a “regulatory capital event,” at a redemption price equal to $25,000 per share (equivalent to $25 per Depositary Share), plus an amount equal to any accrued but unpaid dividends to, but excluding, the redemption date, or (b) in whole or in part, from time to time, on or after March 30, 2028, at a redemption price equal to $25,000 per share (equivalent to $25 per Depositary Share), plus an amount equal to any accrued but unpaid dividends to, but excluding, the redemption date. If we redeem the Series A Preferred Stock, the Depositary will redeem a proportionate number of Depositary Shares.

If we become subject to capital regulation and the Series A Preferred Stock is included in our regulatory capital, the redemption of the Series A Preferred Stock may be subject to our receipt of any required prior approval from a capital regulator of ours and to the satisfaction of any conditions set forth in applicable capital rules and any other regulations of such capital regulator.

The Series A Preferred Stock will not be subject to any mandatory redemption sinking fund or other obligation to redeem, repurchase or retire the Series A Preferred Stock. For more information and the definitions of rating agency event and regulatory capital event, see “Description of the Series A Preferred Stock—Redemption.”

Liquidation Rights	In the event we voluntarily or involuntarily liquidate, dissolve or wind up our affairs, holders of shares of the Series A Preferred Stock will be entitled to receive an amount per share equal to the liquidation amount of $25,000 per share (equivalent to $25 per Depositary Share), plus any dividends that have been declared but not paid prior to the date of payment of distributions to shareholders, without regard to any undeclared dividends. Distributions will be made only to the extent of our assets that are available for distribution to shareholders, after payment or provision for payment of our debts and other liabilities, pro rata as to any other class or series of our stock that ranks equally with the Series A Preferred Stock, as to the distribution of assets on our liquidation, dissolution or winding-up and before any distribution of assets is made to holders of our common stock or any of our other junior stock.

Voting Rights	Holders of Series A Preferred Stock will have no voting rights, except with respect to certain changes in the terms of the Series A Preferred Stock, in the case of certain dividend non-payments, certain other fundamental corporate events, mergers or consolidations and as otherwise required by applicable law. See “Description of the Series A Preferred Stock —Voting Rights.” Holders of Depositary Shares must act through the Depositary to exercise any voting rights, see “Description of the Depositary Shares—Voting of the Depositary Shares.”

Ranking

The shares of Series A Preferred Stock will rank senior to our common stock and all other junior stock and senior to or on a parity with each other series of our preferred stock we may issue (except for any senior series that may be issued upon the requisite vote or consent of the holders of at least two-thirds of the shares of the Series A Preferred Stock at the time outstanding and entitled to vote and the requisite vote or consent of all other series of preferred stock (stock of each such series, “senior stock”)) with respect to distributions of assets upon our liquidation, dissolution or winding-up. We currently have no senior stock outstanding.

We will generally be able to pay dividends and distributions upon any liquidation, dissolution or winding-up only out of funds or property legally available for such payment (i.e., after taking account of all indebtedness and other non-equity claims) and pro rata as to the Series A Preferred Stock and any parity stock. We currently have no parity stock outstanding.

Maturity	The Series A Preferred Stock does not have any maturity date, and we are not required to redeem the Series A Preferred Stock. Accordingly, the Series A Preferred Stock will remain outstanding indefinitely, unless and until we decide to redeem it. The holders of the Series A Preferred Stock will not have the right to require the redemption or repurchase of the Series A Preferred Stock.

Preemptive and Conversion Rights	None

Listing	We intend to apply for listing of the Depositary Shares on the New York Stock Exchange under the symbol “JXN PR A.” If approved for listing, we expect trading of the Depositary Shares on the New York Stock Exchange to commence within 30 days after the initial delivery of the Depositary Shares. We do not expect that there will be any separate trading market for the shares of the Series A Preferred Stock except as represented by the Depositary Shares.

Tax Consequences	If you are a noncorporate United States holder (as defined below under “U.S. Federal Income Tax Considerations”), distributions treated as dividends paid to you will qualify for taxation at preferential rates if you meet certain holding period and other applicable requirements. If you are a corporate United States holder, distributions treated as dividends received by you will be eligible for the dividends-received deduction if you meet certain holding period and other applicable requirements. If you are a non-United States holder (as defined below under “U.S. Federal Income Tax Considerations”), distributions treated as dividends paid to you are subject to withholding of United States federal income tax at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate. For further discussion of the tax consequences relating to the Depositary Shares and the underlying Series A Preferred Stock, see “U.S. Federal Income Tax Considerations.”

Use of Proceeds

We expect to receive net proceeds, after deducting the underwriting discount and other offering expenses payable by us, of approximately $532.7 million (or $581.1 million assuming the exercise by the underwriters of the over-allotment option in full and the sale of all such Depositary Shares to retail investors).

We intend to use the net proceeds from this offering, together with cash on hand, to repay at or prior to maturity our outstanding 1.125% senior notes due November 22, 2023. Pending that use, we may invest the proceeds in short-term, interest-bearing securities.

Form of the Depositary Shares	The Depositary Shares will be represented by one or more global securities that will be deposited with and registered in the name of DTC or its nominee. This means that you will not receive a certificate for your Depositary Shares except under limited circumstances described herein. See “Legal Ownership and Book-Entry Issuance.”

Transfer Agent and Registrar	Equiniti Trust Company

Dividend Disbursement Agent and Redemption Agent	Equiniti Trust Company

Depositary	Equiniti Trust Company

Calculation Agent	Unless we have previously validly called all shares of the Series A Preferred Stock for redemption, we will appoint a calculation agent with respect to the Series A Preferred Stock prior to the reset dividend determination date preceding March 30, 2028. We may appoint ourselves or an affiliate of ours as the calculation agent.

Risk Factors	See “Risk Factors” beginning on page S-8 of this prospectus supplement and the periodic reports we file with the SEC to read about important factors you should consider before investing in the Depositary Shares and the underlying Series A Preferred Stock.

RISK FACTORS

Your investment in the Depositary Shares and the underlying Series A Preferred Stock will involve certain risks described below. In consultation with your own financial and legal advisors, you should carefully consider the information included in or incorporated by reference in this prospectus supplement and the accompanying prospectus, and pay special attention to the following discussion of risks relating to the Depositary Shares and the underlying Series A Preferred Stock before deciding whether an investment in the Depositary Shares is suitable for you. In addition to the risk factors relating to the Depositary Shares and the underlying Series A Preferred Stock set forth below, we also specifically incorporate by reference into this prospectus supplement the section captioned “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022. The Depositary Shares will not be an appropriate investment for you if you are not knowledgeable about significant features of the Depositary Shares and the underlying Series A Preferred Stock or financial matters in general. You should not purchase the Depositary Shares unless you understand, and know that you can bear, these investment risks.

Risks Relating to the Depositary Shares and the Underlying Series A Preferred Stock

The Depositary Shares represent fractional interests in shares of Series A Preferred Stock.

We are issuing fractional interests in shares of the Series A Preferred Stock in the form of Depositary Shares. Accordingly, the Depositary will rely on the payments it receives on the Series A Preferred Stock to fund all payments on the Depositary Shares. You should carefully review the information in the accompanying prospectus and in this prospectus supplement regarding both of these securities.

Dividends on the Series A Preferred Stock will be discretionary and noncumulative.

Dividends on the Series A Preferred Stock will be discretionary and noncumulative. Consequently, if our board of directors (or any duly authorized committee of the board) does not authorize and declare a dividend on Series A Preferred Stock for any dividend period, holders of the Series A Preferred Stock will not be entitled to receive any dividend for that dividend period, and the unpaid dividend will cease to accrue and cease to be payable. We will have no obligation to pay dividends accrued for a dividend period after the dividend payment date for such period if our board of directors (or a duly authorized committee of the board) has not declared such dividend before the related dividend payment date, whether or not dividends are declared for any subsequent dividend period with respect to the Series A Preferred Stock or any other preferred stock we may issue.

The Series A Preferred Stock may be junior in rights and preferences to future preferred stock.

The Series A Preferred Stock may be junior to preferred stock we issue in the future that by its terms is expressly senior to the Series A Preferred Stock, upon the vote or consent of the holders of at least two-thirds of the shares of the Series A Preferred Stock at the time outstanding and entitled to vote and the requisite vote or consent of all other classes or series of our stock that rank equally with the Series A Preferred Stock, as to the distribution of assets upon our liquidation, dissolution or winding-up. The terms of any future preferred stock expressly senior to the Series A Preferred Stock may restrict dividend payments on the Series A Preferred Stock. In this case, unless full dividends for all outstanding preferred stock senior to the Series A Preferred Stock have been declared and paid or set aside for payment, no dividends will be declared or paid and no distribution will be made on any shares of the Series A Preferred Stock, and no shares of the Series A Preferred Stock will be permitted to be repurchased, redeemed or otherwise acquired by us, directly or indirectly, for consideration. This could result in dividends on the Series A Preferred Stock not being paid to you.

The Series A Preferred Stock will be an equity security and will be subordinate to our existing and future indebtedness.

The shares of Series A Preferred Stock will be equity interests in Jackson Financial Inc. and will not constitute indebtedness. This means that the Series A Preferred Stock will rank junior to all existing and future indebtedness and other non-equity claims on us with respect to assets available to satisfy claims on us, including claims in the event of our liquidation. As of December 31, 2022, our indebtedness, on a consolidated basis, was $2.6 billion, and we may incur additional indebtedness in the future. The Series A Preferred Stock will place no restrictions on our ability to incur indebtedness. Our future indebtedness may restrict payment of dividends on the Series A Preferred Stock.

Additionally, unlike indebtedness, where principal and interest customarily are payable on specified due dates, in the case of the Series A Preferred Stock, (1) dividends will be payable only when, as and if declared by our board of directors (or a duly authorized committee of the board); (2) dividends will not accumulate if they are not declared; and (3) as a Delaware corporation, we may make dividend payments and redemption payments only out of funds or property legally available under Delaware law. Further, the Series A Preferred Stock will place no restrictions on our business or operations or on our ability to incur indebtedness or engage in any transactions, subject only to certain restrictions on payments of dividends and redemption or repurchase of our junior stock and parity stock described under “Description of the Series A Preferred Stock—Dividends” and the limited voting rights referred to below under “Description of the Series A Preferred Stock—Voting Rights.”

Your economic interests in the underlying Series A Preferred Stock represented by the Depositary Shares could be adversely affected by the issuance of additional preferred shares, including additional shares of Series A Preferred Stock, and by other transactions.

The issuance of additional preferred shares on parity with or senior to our Series A Preferred Stock would adversely affect the economic interests of the holders of our Series A Preferred Stock and the Depositary Shares, and any issuance of preferred shares senior to our Series A Preferred Stock or of additional indebtedness could affect our ability to pay dividends on, redeem or pay the liquidation preference on our Series A Preferred Stock in the event of our liquidation, dissolution or winding-up.

Our ability to meet our obligations and declare and pay dividends on the Series A Preferred Stock is dependent upon distributions from our subsidiaries and the Series A Preferred Stock will be effectively subordinated to the obligations of our subsidiaries.

The Issuer is a holding company for all of our operations and a separate legal entity from our subsidiaries. Dividends, interest payments and other distributions from its subsidiaries are the Issuer’s principal source of cash flow to pay principal and interest on its indebtedness, to pay corporate expenses, to pay any stockholder dividends (including on the Series A Preferred Stock), to repurchase stock and to meet its other obligations. The inability to receive dividends from our subsidiaries could have a material adverse effect on our business, financial condition, results of operations and cash flows. The ability of our insurance subsidiaries to pay dividends and make other distributions to us will further depend on their ability to meet applicable regulatory standards and receive regulatory approvals, which are based in part on the prior year’s statutory income, capital and surplus and unassigned funds and require our insurance subsidiaries to hold a specific amount of minimum reserves in order to meet future obligations on their outstanding policies. These regulations specify that the minimum reserves must be sufficient to meet future obligations, after giving consideration to future required premiums to be received, and are based on, among other things, certain specified mortality tables, interest rates and methods of valuation, which are subject to change. In order to meet their claims-paying obligations, our insurance subsidiaries regularly monitor their reserves to ensure they hold sufficient amounts to cover actual or expected contract and claims payments. The maximum amount of ordinary dividends our insurance subsidiaries could pay us during 2023, subject to availability of earned surplus, is $501 million.

At times, we may determine that reserves in excess of the minimum are needed to ensure sufficient coverage. Changes in, or reinterpretations of, these regulatory standards could constrain the ability of our subsidiaries to pay dividends or to advance or repay funds in sufficient amounts and at times necessary to meet our debt obligations and corporate expenses. Requiring our insurance subsidiaries to hold additional reserves has the potential to constrain their ability to pay dividends to us. The inability of our insurance subsidiaries to pay dividends to us in an amount sufficient to meet our debt service obligations and other cash requirements could harm our ability to meet our obligations and declare and pay dividends on the Series A Preferred Stock.

Because we are a holding company, our right to participate in any distribution of the assets of our subsidiaries, upon a subsidiary’s dissolution, winding-up, liquidation or reorganization or otherwise, and thus our ability to meet our obligations and pay dividends on the Series A Preferred Stock from such distribution, is subject to the prior claims of creditors of any such subsidiary, except to the extent that we may be a creditor of that subsidiary and our claims are recognized. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay amounts due under our contracts or otherwise to make any funds available to us. Accordingly, our obligations and the payments of dividends on the Series A Preferred Stock will be effectively subordinated to all liabilities of our subsidiaries, including obligations to policyholders. As of December 31, 2022, the Issuer’s subsidiaries had consolidated indebtedness of $2.635 billion and the Issuer’s insurance subsidiaries had $268.4 billion in combined liabilities to policyholders and contract holders, including separate accounts, all of which would effectively rank senior to the Series A Preferred Stock upon our liquidation.

Investors should not expect us to redeem the Series A Preferred Stock on the date it becomes redeemable at our option or on any particular date after it becomes redeemable at our option.

The Series A Preferred Stock will be a perpetual equity security. This means that it will have no maturity or mandatory redemption date and will not be redeemable at the option of the holders. The Series A Preferred Stock may be redeemed by us at our option, but we are not required to do so. See “We may redeem the Series A Preferred Stock before March 30, 2028 in the event of a rating agency event or a regulatory capital event, or on after March 30, 2028, at our option.” below.

Any decision we may make at any time to propose a redemption of the Series A Preferred Stock will depend upon, among other things, our evaluation of our capital position, the composition of our shareholders’ equity and general market conditions at that time.

We may redeem the Series A Preferred Stock before March 30, 2028 in the event of a rating agency event or a regulatory capital event, or on after March 30, 2028, at our option.

We may redeem the Series A Preferred Stock (a) in whole but not in part at any time prior to March 30, 2028, (i) within 90 days after the occurrence of a “rating agency event” at a redemption price equal to $25,500 per share (equivalent to $25.50 per Depositary Share), plus an amount equal to any accrued but unpaid dividends to, but excluding, the redemption date, or (ii) within 90 days after the occurrence of a “regulatory capital event,” at a redemption price equal to $25,000 per share (equivalent to $25 per Depositary Share), plus an amount equal to any accrued but unpaid dividends to, but excluding, the redemption date, or (b) in whole or in part, from time to time, on or after March 30, 2028, at a redemption price equal to $25,000 per share (equivalent to $25 per Depositary Share), plus an amount equal to any accrued but unpaid dividends to, but excluding, the redemption date. If we redeem the Series A Preferred Stock, the Depositary will redeem a proportionate number of Depositary Shares. If the Series A Preferred Stock is redeemed, the redemption may be a taxable event to you. See “U.S. Federal Income Tax Considerations—United States Holders—Redemption of the Series A Preferred Stock” and “—Non-United States Holders—Redemption of the Series A Preferred Stock” in this prospectus supplement.

Events that would constitute a “rating agency event” or “regulatory capital event” could occur at any time and could result in the Series A Preferred Stock being redeemed earlier than would otherwise be the case. In the event we choose to redeem the Series A Preferred Stock, you may not be able to reinvest the redemption proceeds in a comparable security at an effective dividend rate as high as that on the Series A Preferred Stock.

Holders of the Series A Preferred Stock will have limited voting rights.

Holders of the Series A Preferred Stock will have no voting rights with respect to matters that generally require the approval of shareholders. Holders of the Series A Preferred Stock will have voting rights only with respect to certain changes in terms of the Series A Preferred Stock, certain dividend non-payments, certain other fundamental corporate events and as otherwise required by applicable law. See “Description of the Series A Preferred Stock—Voting Rights.” Holders of the Depositary Shares must act through the Depositary to exercise any voting rights in respect of the Series A Preferred Stock. Although each Depositary Share is entitled to 1/1,000th of a vote, the Depositary can only vote whole shares of Series A Preferred Stock. While the Depositary will vote the maximum number of whole shares of Series A Preferred Stock in accordance with the instructions it receives, any remaining votes of holders of the Depositary Shares will not be voted.

The dividend rate of the Series A Preferred Stock will reset on the first reset date and each subsequent reset date; therefore, any dividends declared after the initial fixed rate period may be less than the initial fixed annual rate of 8.000% in effect until the first reset date.

The dividend rate on the Series A Preferred Stock will accrue from the original issue date of the Series A Preferred Stock to, but excluding, March 30, 2028 at a rate per annum equal to 8.000%, and from, and including, March 30, 2028, during each reset period, at a rate per annum equal Five-year U.S. Treasury Rate as of the applicable reset dividend determination date plus 3.728% per annum. Therefore, any dividends declared after the initial fixed rate period could be more or less than the rate during the initial fixed rate period. The Issuer has no control over the factors that may affect U.S. Treasury Rates, including geopolitical conditions and economic, financial, political, regulatory, judicial or other events that may affect U.S. Treasury Rates.

The historical Five-year U.S. Treasury Rates are not an indication of future Five-year U.S. Treasury Rates.

In the past, U.S. Treasury Rates have experienced significant fluctuations. You should note that historical levels, fluctuations and trends of U.S. Treasury Rates are not necessarily indicative of future levels. Any historical upward or downward trend in U.S. Treasury Rates is not an indication that U.S. Treasury Rates are more or less likely to increase or decrease at any time during any dividend reset period, and you should not take the historical U.S. Treasury Rates as an indication of future rates.

We cannot assure you that an active trading market for the Depositary Shares will ever develop or be maintained.

The Series A Preferred Stock and the Depositary Shares are new issues with no established trading market. Although we plan to apply to have the Depositary Shares listed on the New York Stock Exchange, there is no guarantee that we will be able to list the Depositary Shares. Even if the Depositary Shares are listed, there may be little or no secondary market for the Depositary Shares. Even if a secondary market for the Depositary Shares develops, it may not provide significant liquidity and transaction costs in any secondary market could be high. As a result, the difference between bid and asked prices in any secondary market could be substantial. We do not expect that there will be any separate public trading market for the shares of Series A Preferred Stock except as represented by the Depositary Shares.

General market conditions and unpredictable factors could adversely affect market prices for the Depositary Shares.

There can be no assurance about the market prices for the Depositary Shares. Several factors, many of which are beyond our control, will influence the market prices of the Depositary Shares. Future trading prices of the Depositary Shares will depend on many factors, including:

•	whether we declare or fail to declare dividends on the Series A Preferred Stock from time to time;

•	our operating performance, financial condition and prospects, or the operating performance, financial condition and prospects of our competitors;

•	our creditworthiness;

•	the financial strength ratings of our insurance subsidiaries;

•	the ratings given to our securities by credit rating agencies, including the ratings given to the Series A Preferred Stock;

•	prevailing interest rates;

•	economic, financial, geopolitical, regulatory or judicial events affecting us or the financial markets generally, including the impact of COVID-19 and related economic conditions;

•	the market for similar securities; and

•	other risks, uncertainties and factors, including those discussed under “Forward-Looking Statements—Cautionary Language” in this prospectus supplement, “Risk Factors” in the accompanying prospectus and the risk factors and other information in our most recent Annual Report on Form 10-K and in our other filings with the SEC incorporated by reference into this prospectus supplement and the accompanying prospectus.

Accordingly, the Depositary Shares may trade at a discount to the price per share paid for such Depositary Shares, whether in this offering or in the secondary market.

A downgrade, suspension or withdrawal of, or change in, the methodology used to determine any rating assigned by a rating agency to us or our securities, including the Series A Preferred Stock, could cause the liquidity or trading price of the Depositary Shares to decline significantly.

Real or anticipated changes in the credit ratings assigned to the Depositary Shares, the Series A Preferred Stock or our credit ratings generally could affect the trading price of the Depositary Shares. Credit ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization in its sole discretion. In addition, credit rating agencies continually review their ratings for the companies that they follow, including us. The credit rating agencies also evaluate the financial services industry as a whole and may change their credit rating for us and our securities, including the Depositary Shares and the Series A Preferred Stock, based on their overall view of our industry. A downgrade, withdrawal, or the announcement of a possible downgrade or withdrawal of the ratings assigned to the Depositary Shares and the Series A Preferred Stock, us or our other securities, or any perceived decrease in our creditworthiness could cause the trading price of the Depositary Shares to decline significantly.

The rating agencies that currently or may in the future publish a rating for us, the Depositary Shares or the Series A Preferred Stock may from time to time in the future change the methodologies that they use for analyzing securities with features similar to the Depositary Shares or the Series A Preferred Stock. This may include, for example, changes to the relationship between ratings assigned to an issuer’s senior securities and ratings assigned to securities with features similar to the Depositary Shares or Series A Preferred Stock, which is sometimes called “notching”. If the rating agencies change their practices for rating these securities in the future, and the ratings of the Depositary Shares or the Series A Preferred Stock are subsequently lowered or “notched” further, the trading price of the Depositary Shares could be negatively affected.

There may be future sales of the Series A Preferred Stock or the Depositary Shares, which may adversely affect the market price of the Depositary Shares.

Except as described under the heading “Underwriting” below, we are not restricted from issuing additional Series A Preferred Stock or related Depositary Shares or securities similar to the Series A Preferred Stock or the Depositary Shares, including any securities that are convertible into or exchangeable for, or that represent the right to receive, Series A Preferred Stock or Depositary Shares. Holders of the Series A Preferred Stock or the Depositary Shares have no preemptive rights that entitle holders to purchase their pro rata share of any offering of shares of any class or series. The market price of the Depositary Shares could decline as a result of sales of shares of Series A Preferred Stock or Depositary Shares made after this offering or the perception that such sales could occur. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, holders of the Depositary Shares bear the risk of our future offerings reducing the market price of the Depositary Shares and diluting their related holdings in the Series A Preferred Stock.

Holders of the Depositary Shares may be unable to use the dividends received deduction.

Distributions paid to corporate United States holders of the Depositary Shares out of dividends on the Series A Preferred Stock may be eligible for the dividends received deduction if we have current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. Although we presently have current or accumulated earnings and profits, we may not have sufficient current or accumulated earnings and profits during future fiscal years for the distributions on the Series A Preferred Stock to qualify as dividends for federal income tax purposes. See “U.S. Federal Income Tax Considerations.” If any distributions on the Series A Preferred Stock with respect to any fiscal year are not eligible for the dividends received deduction because of insufficient current or accumulated earnings and profits, the market value of the Depositary Shares may decline.

FORWARD-LOOKING STATEMENTS—CAUTIONARY LANGUAGE

This prospectus supplement, the accompanying prospectus and the documents incorporated or deemed to be incorporated by reference herein and therein contain forward-looking statements about future events and circumstances and their effects upon revenues, expenses and business opportunities. Generally speaking, any statement in this prospectus supplement, the accompanying prospectus and the documents incorporated or deemed to be incorporated by reference herein and therein not based upon historical fact is a forward-looking statement. Forward-looking statements can also be identified by the use of forward-looking or conditional words, such as “could,” “should,” “can,” “continue,” “estimate,” “forecast,” “intend,” “look,” “may,” “will,” “expect,” “believe,” “anticipate,” “plan,” “remain,” “confident” and “commit” or similar expressions. In particular, statements regarding plans, strategies, prospects, targets and expectations regarding the business and industry are forward-looking statements. They reflect expectations, are not guarantees of performance and speak only as of the dates the statements are made. We caution investors that these forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially from those projected, expressed, or implied. Factors that could cause actual results to differ materially from those in the forward-looking statements include those factors discussed (i) under “Risk Factors” in this prospectus supplement and the accompanying prospectus, (ii) in the following sections of our Annual Report on Form 10-K for the year ended December 31, 2022: Part I, Item 1A. Risk Factors and Part II, Item 7. Management Discussion and Analysis of Financial Condition and Results of Operations, and (iii) elsewhere in our filings with the SEC. Except as required by law, Jackson Financial Inc. does not undertake to update such forward-looking statements. You should not rely unduly on forward-looking statements.

Forward-looking statements are subject to risks and uncertainties. Actual results could differ materially from those expressed in or implied by such forward-looking statements due to a variety of factors, including:

•	conditions in the capital and credit markets and the economy, which impact liquidity, investment performance and valuation, hedge program performance, interest rates and credit spreads;

•	Jackson Financial Inc.’s dependence on the ability of its subsidiaries to transfer funds to meet Jackson Financial Inc.’s obligations and liquidity needs;

•	a downgrade in our financial strength or credit ratings, which impact our business and costs of financing;

•	changes in laws and regulations, which impact how we conduct our business, the relative appeal of our products versus those from other financial institutions, and changes in accounting standards, which impact how we account for and present our results of operations;

•	operational failures, including failure of our information technology systems, failure to protect the confidentiality of customer information or proprietary business information, and disruptions from third party outsourcing partners;

•	a failure to adequately describe and administer, or meet any of the complex product and regulatory requirements relating to, the many complex features and options contained in our annuities;

•	adverse impacts on our results of operations and capitalization as a result of optional guarantee benefits within certain of our annuities;

•	models we use, which rely on a number of estimates, assumptions, sensitivities and projections, that inform our business decisions and strategy and which may contain misjudgments and errors and may not be as predictive as desired;

•	risks related to natural and man-made disasters and catastrophes, diseases, epidemics, pandemics (including COVID-19), malicious acts, cyberattacks, terrorist acts, civil unrest and climate change;

•	inadequate reserves due to differences between our actual experience and management’s estimates and assumptions;

•	changes in the levels of amortization of deferred acquisition costs (“DAC”); and

•	adverse outcomes of legal or regulatory actions.

You should read this prospectus supplement, the accompanying prospectus and the documents incorporated or deemed to be incorporated by reference herein and therein completely and with the understanding that actual future results may be materially different from expectations. All forward-looking statements made in this prospectus supplement, the accompanying prospectus supplement and the documents incorporated or deemed to be incorporated by reference herein and therein are qualified by these cautionary statements. Any forward-looking statements are made only as of the date on which it is made, and we do not undertake any obligation, other than as may be required by law, to update or revise any forward-looking or cautionary statements to reflect changes in assumptions, the occurrence of events, unanticipated or otherwise, and changes in future operating results over time or otherwise.

Other risks, uncertainties and factors, including those discussed under “Risk Factors” in the accompanying prospectus and the risk factors and other information in our most recent Annual Report on Form 10-K and in our other filings with the SEC incorporated by reference into this prospectus supplement and the accompanying prospectus, could cause our actual results to differ materially from those projected in any forward-looking statements we make. Readers should read carefully the factors described under “Risk Factors” in the accompanying prospectus and the risk factors and other information in our filings with the SEC incorporated by reference into this prospectus supplement and the accompanying prospectus to better understand the risks and uncertainties inherent in our business and underlying any forward-looking statements.

USE OF PROCEEDS

We expect to receive net proceeds, after deducting the underwriting discount and other offering expenses payable by us, of approximately $532.7 million (or $581.1 million assuming the exercise by the underwriters of the over-allotment option in full and the sale of all such Depositary Shares to retail investors).

We intend to use the net proceeds from this offering, together with cash on hand, to repay at or prior to maturity our outstanding 1.125% senior notes due November 22, 2023. Pending that use, we may invest the proceeds in short-term, interest-bearing securities.

CAPITALIZATION

The following table sets forth our consolidated cash and cash equivalents and consolidated capitalization as of December 31, 2022 (i) on an actual basis and (ii) on an as adjusted basis, to give effect to this offering (assuming no exercise of the underwriters’ over-allotment option) and the intended use of the proceeds therefrom as described under “Use of Proceeds”. The following data should be read in connection with our consolidated financial statements and notes thereto, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on the Form 10-K for the year ended December 31, 2022, which are incorporated by reference herein.

	As of December 31, 2022
(dollars in millions, except share and per share amounts)	Actual	As Adjusted
Cash and cash equivalents(2)	$4,298	$4,231
Debt:
Surplus Notes	250	250
FHLBI bank loans	62	62
1.125% Senior Notes due 2023	598	—
5.170% Senior Notes due 2027	397	397
3.125% Senior Notes due 2031	493	493
5.670% Senior Notes due 2032	347	347
4.000% Senior Notes due 2051	488	488
Total debt	$2,635	$2,037
Equity:
Preferred stock, par value $1.00 per share; 100,000,000 shares authorized:
Fixed-Rate Reset Noncumulative Perpetual Preferred Stock, Series A, par value $1.00 per share; 24,000 shares authorized; 22,000 shares issued and outstanding, as adjusted	—	—
Common stock, 900,000,000 shares authorized, $0.01 par value per share, and 82,690,098 shares issued and outstanding at December 31, 2022	1	1
Additional paid-in capital	6,063	6,596
Treasury stock, at cost, 11,784,813 shares at December 31, 2022	(443)	(443)
Accumulated other comprehensive loss, net of tax benefit of $(650)	(5,481)	(5,481)
Retained earnings	8,283	8,283
Total shareholders’ equity	8,423	8,956
Noncontrolling interests	732	732
Total equity	9,155	9,688
Total capitalization	$11,790	$11,725

1	On February 27, 2023, our board of directors approved a 2023 first quarter dividend of $0.62 per common share. The dividend is payable on March 23, 2023 to shareholders of record at the close of business on March 14, 2023.
2	Assumes our outstanding 1.125% senior notes due November 22, 2023 are redeemed at maturity. See “Use of Proceeds”.

DESCRIPTION OF THE SERIES A PREFERRED STOCK

The following is a brief summary of the material terms of the Series A Preferred Stock. The following summary does not purport to be complete, and is qualified in its entirety by reference to the pertinent sections of our Third Amended and Restated Certificate of Incorporation, the certificate of designations creating the Series A Preferred Stock and the applicable provisions of the Delaware General Corporation Law.

As used in this section, the terms “we,” “us,” and “our” mean Jackson Financial Inc. as a corporate entity, and not together with its consolidated subsidiaries, unless the context otherwise requires.

General

Our authorized capital stock includes 100,000,000 shares of preferred stock, par value $1.00 per share, as reflected in our Third Amended and Restated Certificate of Incorporation, none of which is currently outstanding. Our board of directors is authorized without further shareholder action to cause the issuance of additional shares of preferred stock, including additional shares of the Series A Preferred Stock that would be deemed to form a single series with the shares of Series A Preferred Stock represented by the Depositary Shares offered by this prospectus supplement and the accompanying prospectus. Any additional preferred stock may be issued in one or more series, each with preferences, limitations, designations, conversion or exchange rights, voting rights, dividend rights, redemption provisions, voluntary and involuntary liquidation rights and other rights as our board may determine at the time of issuance.

The Series A Preferred Stock represents a single series of our authorized preferred stock. We are offering 22,000,000 Depositary Shares representing 22,000 shares of the underlying Series A Preferred Stock by this prospectus supplement and the accompanying prospectus (24,000,000 shares including the exercise in full of the underwriters’ over-allotment option). Shares of the Series A Preferred Stock, upon issuance against full payment therefore, will be fully paid and nonassessable.

The Series A Preferred Stock will not be convertible into, or exchangeable for, shares of our common stock or any other class or series of our other securities and will not be subject to any sinking fund or any other obligation of ours for their repurchase or retirement.

We reserve the right to re-open this series and issue additional shares of Series A Preferred Stock either through public or private sales, or through an offering of depositary shares, at any time and from time to time. The additional shares of Series A Preferred Stock would be deemed to form a single series with the Series A Preferred Stock underlying the Depositary Shares offered by this prospectus supplement; provided that we may only issue such additional shares if they are fungible with the Depositary Shares offered hereby.

Ranking

With respect to distributions of assets upon our liquidation, dissolution or winding-up, the Series A Preferred Stock will rank:

•	senior to our common stock and all other junior stock;

•	senior to or on a parity with each other series of our preferred stock we may issue (except for any senior stock that may be issued upon the requisite vote or consent of the holders of at least two-thirds of the shares of the Series A Preferred Stock at the time outstanding and entitled to vote and the requisite vote or consent of all other series of preferred stock); and

•	junior to all existing and future indebtedness and other non-equity claims on us.

We currently have no senior stock or parity stock outstanding.

Dividends

Holders of the Series A Preferred Stock will be entitled to receive, only when, as and if declared by our board of directors (or a duly authorized committee of the board), out of funds or property legally available to pay dividends, noncumulative cash dividends applied to the liquidation amount of $25,000 per share of the Series A Preferred Stock on each dividend payment date for each dividend period. Dividends will accrue as follows:

•	from the original issue date of the Series A Preferred Stock to, but excluding, March 30, 2028 at a rate per annum equal to 8.000%; and

•	from, and including, March 30, 2028, during each reset period, at a rate per annum equal to the Five-year U.S. Treasury Rate as of the applicable reset dividend determination date plus 3.728%.

A “dividend payment date” means each March 30, June 30, September 30 and December 30 of each year, commencing on June 30, 2023, provided that if any such date on which dividends would otherwise be payable is not a business day, then on the dividend payment date shall be the next succeeding business day (without any adjustment in the amount of the dividends paid).

A “business day” means any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed.

A “dividend period” means each period from, and including, a dividend payment date (except that the initial dividend period will commence on the original issue date of the Series A Preferred Stock and continue to, but exclude, June 30, 2023) and continuing to, but excluding, the next succeeding dividend payment date; provided that for any share of Series A Preferred Stock issued after the date of original issue of the Series A Preferred Stock, the first dividend period for such shares may commence on and include such other date as the board of directors or a duly authorized committee of the board shall determine and publicly disclose. As that term is used in this prospectus supplement, each dividend payment date “relates” to the dividend period most recently ending before such dividend payment date.

A “reset date” means March 30, 2028 and each date falling on the fifth anniversary of the preceding reset date.

A “reset period” means the period from and including March 30, 2028 to, but excluding, the next following reset date and thereafter each period from and including each reset date to, but excluding, the next following reset date.

A “reset dividend determination date” means, in respect of any reset period, the day falling three business days prior to the beginning of such reset period.

The “Five-year U.S. Treasury Rate” means, as of any reset dividend determination date, as applicable, (i) the average of the yields on actively traded U.S. treasury securities adjusted to constant maturity, for five-year maturities, for the five business days appearing (or, if fewer than five business days appear, such number of business days appearing) under the caption “Treasury Constant Maturities” in the most recently published H.15 Daily Update (as defined below) as of 5:00 p.m. (Eastern Time) as of any date of determination; or (ii) if there are no such published yields on actively traded U.S. treasury securities adjusted to constant maturity, for five-year maturities, then the rate will be determined by interpolation between the average of the yields on actively traded U.S. treasury securities adjusted to constant maturity for two series of actively traded U.S. treasury securities, (A) one maturing as close as possible to, but earlier than, the reset date following the next succeeding reset dividend determination date and (B) the other maturing as close as possible to, but later than, the reset date following the next succeeding reset dividend determination date, in each case for the five business days appearing (or, if fewer than five business days appear, such number of business days appearing) under the caption “Treasury Constant Maturities” in the H.15 Daily Update as of 5:00 p.m. (Eastern Time) as of any date of determination.

If we, in our sole discretion, determine that the Five-year U.S. Treasury Rate cannot be determined in the manner applicable for such rate (which, as of the original issue date of the Series A Preferred Stock, is pursuant to the methods described in clauses (i) or (ii) above) (a “Rate Substitution Event”), we may, in our sole discretion, designate an unaffiliated agent or advisor, which may include an unaffiliated underwriter for this offering of the Depositary Shares or any affiliate of any such underwriter (the “Designee”), to determine whether there is an industry-accepted successor rate to the then-applicable base rate (which, as of the original issue date of the Series A Preferred Stock, is the initial base rate). If the Designee determines that there is such an industry-accepted successor rate, then the Five-year U.S. Treasury Rate shall be such successor rate and, in that case, the Designee may adjust the spread and may determine and adjust the business day convention, the definition of business day and the reset dividend determination date to be used and any other relevant methodology for determining or otherwise calculating such successor rate, including any adjustment factor needed to make such successor rate comparable to the then-applicable base rate (which, as of the original issue date of the Series A Preferred Stock, is the initial base rate) in each case, in a manner that is consistent with industry-accepted practices for the use of such successor rate (the “Adjustments”). If we, in our sole discretion, do not designate a Designee or if the Designee determines that there is no industry-accepted successor rate to then-applicable base rate, then the Five-year U.S. Treasury Rate will be the same rate determined for the prior reset dividend determination date or, if this sentence is applicable with respect to the first reset dividend determination date, 4.272%.

“H.15 Daily Update” means the daily statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System.

Unless we have previously validly called all shares of the Series A Preferred Stock for redemption, we will appoint a calculation agent with respect to the Series A Preferred Stock prior to the reset dividend determination date preceding March 30, 2028. The applicable dividend rate for each reset period will be determined by the calculation agent, as of the applicable reset dividend determination date. Promptly upon such determination, the calculation agent will notify us of the dividend rate for the reset period. The calculation agent’s determination of any dividend rate, and its calculation of the amount of dividends for any dividend period beginning on or after March 30, 2028, will be (i) on file at our principal offices, (ii) made available to any holder of Series A Preferred Stock upon request and (iii) final and binding in the absence of manifest error.

Dividends on shares of the Series A Preferred Stock will not be cumulative and will not be mandatory. If our board of directors (or a duly authorized committee of the board) does not declare a dividend on the Series A Preferred Stock in respect of a dividend period, then no dividend will be deemed to have accrued for such dividend period, be payable on the related dividend payment date, or accumulate, and we will have no obligation to pay any dividend accrued for such dividend period, whether or not our board of directors (or a duly authorized committee of the board) declares a dividend on the Series A Preferred Stock or any other series of our preferred stock or on our common stock for any future dividend period. References to the “accrual” (or similar terms) of dividends in this prospectus supplement refer only to the determination of the amount of such dividend and do not imply that any right to a dividend arises prior to the date on which a dividend is declared.

Dividends will be payable to holders of record as they appear on the applicable record date, which will be the 15th calendar day before the applicable dividend payment date, or such other record date fixed by our board of directors (or a duly authorized committee of the board) that is not more than 60 nor less than 10 days prior to such dividend payment date, in advance of payment of each particular dividend.

The amount of dividends payable per share of the Series A Preferred Stock will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

During any dividend period, so long as the Series A Preferred Stock is outstanding, unless the full dividends for the preceding dividend period on all outstanding shares of Series A Preferred Stock have been declared and paid or declared and a sum sufficient for the payment thereof has been set aside (for the avoidance of doubt, there is no preceding dividend period for the initial dividend period):

(i)	no dividend shall be declared or paid or set aside for payment and no distribution shall be declared or made or set aside for payment on any junior stock (other than (1) a dividend payable solely in junior stock or (2) any dividend in connection with the implementation of a shareholders’ rights plan or the redemption or repurchase of any rights under such plan),

(ii)	no shares of junior stock shall be repurchased, redeemed or otherwise acquired for consideration by us, directly or indirectly (other than (1) as a result of a reclassification of junior stock for or into other junior stock, (2) the exchange or conversion of one share of junior stock for or into another share of junior stock, (3) purchases, redemptions or other acquisitions of shares of junior stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (4) the purchase of fractional interests in shares of junior stock pursuant to the conversion or exchange provisions of such securities or the security being converted or exchanged, (5) purchases of our common stock pursuant to contractually binding requirement to buy common stock existing prior to the preceding dividend period, including, in each case, under a contractually binding stock repurchase program, and (6) through the use of the proceeds of a substantially contemporaneous sale of other shares of junior stock) nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by us and

(iii)	no shares of parity stock shall be repurchased, redeemed or otherwise acquired for consideration by us other than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series A Preferred Stock and such parity stock (other than the exchange or conversion of such parity stock for or into shares of junior stock).

If dividends are not declared and paid in full upon the shares of the Series A Preferred Stock and any parity stock, all dividends declared upon shares of the Series A Preferred Stock and any parity stock will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the then-current dividend period per share of the Series A Preferred Stock, and accrued dividends for the then-current dividend period per share of any parity stock (including, in the case of any parity stock that bear cumulative dividends, all accrued and unpaid dividends), bear to each other.

Subject to the considerations described above, dividends (payable in cash, stock, or otherwise), as may be determined by the board of directors or a duly authorized committee of the board of directors, may be declared and paid on any securities, including common stock, any other junior stock and any parity stock from time to time out of any assets legally available for such payment, and holders of Series A Preferred Stock will not be entitled to participate in any such dividend.

Redemption

The Series A Preferred Stock is perpetual and has no maturity date. The Series A Preferred Stock is not subject to any mandatory redemption, sinking fund, or other similar provisions. Holders of Series A Preferred Stock shall have no right to require the redemption or repurchase of any shares of Series A Preferred Stock.

We may also, upon notice, at our option, redeem the shares of the Series A Preferred Stock (a) in whole but not in part at any time prior to March 30, 2028, (i) within 90 days after the occurrence of a “rating agency event” at a redemption price equal to $25,500 per share (equivalent to $25.50 per Depositary Share), plus an amount equal to any accrued but unpaid dividends to, but excluding, the redemption date, or (ii) within 90 days after the occurrence of a “regulatory capital event,” at a redemption price equal to $25,000 per share (equivalent to $25 per Depositary Share), or (b) in whole or in part, from time to time, on or after March 30, 2028, at a redemption price equal to $25,000 per share (equivalent to $25 per Depositary Share), plus an amount equal to any accrued but unpaid dividends to, but excluding, the redemption date. Dividends will cease to accrue on the shares of the Series A Preferred Stock called for redemption from, and including, the redemption date.

For the purposes of the preceding paragraph:

“rating agency event” means that any nationally recognized statistical rating organization as defined in Section 3(a)(62) of the Exchange Act, that then publishes a rating for us (a “rating agency”) amends, clarifies or changes the criteria it uses to assign equity credit to securities such as the Series A Preferred Stock, which amendment, clarification or change results in:

•	the shortening of the length of time the Series A Preferred Stock is assigned a particular level of equity credit by that rating agency as compared to the length of time it would have been assigned that level of equity credit by that rating agency or its predecessor on the initial issuance of the Series A Preferred Stock; or

•	the lowering of the equity credit (including up to a lesser amount) assigned to the Series A Preferred Stock by that rating agency as compared to the equity credit assigned by that rating agency or its predecessor on the initial issuance of the Series A Preferred Stock.

“regulatory capital event” means our good faith determination that, as a result of:

•	any amendment to, or change in, the laws, rules or regulations of the United States or any political subdivision of or in the United States or any other governmental agency or instrumentality as may then have group-wide oversight of our regulatory capital that is enacted or becomes effective after the initial issuance of the Series A Preferred Stock,

•	any proposed amendment to, or change in, those laws, rules or regulations that is announced or becomes effective after the initial issuance of the Series A Preferred Stock, or

•	any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws, rules or regulations that is announced after the initial issuance of the Series A Preferred Stock, there is more than an insubstantial risk that the liquidation preference per share of the Series A Preferred Stock outstanding from time to time would not qualify as capital (or a substantially similar concept) for purposes of any group capital standard to which we are or will be subject.

If we become subject to capital regulation and the Series A Preferred Stock is included in our regulatory capital, the redemption of the Series A Preferred Stock and the Depositary Shares may be subject to our receipt of any required prior approval from a capital regulator and to the satisfaction of any conditions set forth in applicable capital rules and any other regulations of such capital regulator.

If case of any redemption of only part of the shares of the Series A Preferred Stock at the time outstanding, the shares to be redeemed will be selected either pro rata or by lot.

We will mail notice of every redemption of the Series A Preferred Stock by first class mail, postage prepaid, addressed to the holders of the Series A Preferred Stock to be redeemed at their respective last addresses appearing on our books. This mailing will be at least 30 days and not more than 60 days prior to the date fixed for redemption (provided that if the Series A Preferred Stock or any Depositary Shares are held in book-entry form through DTC, we may give this notice in any manner permitted by DTC). Any notice mailed or otherwise given as provided in this paragraph will be conclusively presumed to have been duly given, whether or not the holder receives this notice, and failure to duly give this notice by mail or otherwise, or any defect in this notice or in the mailing or provision of this notice, to any holder of the Series A Preferred Stock designated for redemption will not affect the validity of the redemption of any other shares of Series A Preferred Stock.

Each notice will state:

•	the redemption date;

•	the number of shares of the Series A Preferred Stock to be redeemed and, if less than all shares of the Series A Preferred Stock held by the holder are to be redeemed, the number of shares to be redeemed from the holder;

•	the redemption price or the manner of its calculation; and

•	if Series A Preferred Stock is evidenced by definitive certificates, the place or places where the certificates representing those shares are to be surrendered for payment of the redemption price.

If notice of redemption of any shares of Series A Preferred Stock has been duly given and if, on or before the redemption date specified in the notice, the funds necessary for the redemption have been set aside, separate and apart from its other funds, in trust for the pro rata benefit of the holders of record of any shares of Series A

Preferred Stock so called for redemption, then, notwithstanding that any certificate for any share called for redemption has not been surrendered for cancellation, from and after the redemption date, those shares will no longer be deemed outstanding and all rights of the holders of those shares (including the right to receive any dividends) will terminate, except the right to receive the redemption price.

Liquidation Rights

In the event of liquidation, dissolution or winding up, whether voluntary or involuntary, holders of the Series A Preferred Stock are entitled to receive in full a liquidating distribution of $25,000 per share of Series A Preferred Stock (the “liquidation preference amount”), plus dividends that have been declared but not paid prior to the date of payment of distributions to shareholders, without regard to any undeclared dividends, before we make or set aside any distribution of assets to the holders of common stock or any other junior stock. Holders of Series A Preferred Stock shall not be entitled to any other amounts from us after they have received their full liquidating distribution.

In the event of liquidation, dissolution or winding up, whether voluntary or involuntary, if our assets are not sufficient to pay the liquidation preference amount plus any dividends that have been declared but not paid prior to the date of payment of distributions to shareholders, without regard to any undeclared dividends, in full to all holders of Series A Preferred Stock and all holders of parity stock as to, the amounts paid to the Holders of Series A Preferred Stock and any holders of parity stock shall be paid pro rata in accordance with the respective aggregate liquidating distribution owed to those holders, plus any dividends that have been declared but not paid prior to the date of payment of distributions to shareholders, without regard to any undeclared dividends.

In the event of liquidation, dissolution or winding up, whether voluntary or involuntary, if the liquidation preference amount plus any dividends that have been declared but not paid prior to the date of payment of distributions to shareholders, without regard to any undeclared dividends, has been paid in full to all holders of Series A Preferred Stock and any parity stock, the holders of junior stock shall be entitled to receive all our remaining assets according to their respective rights and preferences.

For purposes of the liquidation rights, none of the sale, conveyance, exchange or transfer of all or substantially all of our property and assets, nor the consolidation or merger by us with or into any other corporation or by another corporation with or into us, will constitute our liquidation, dissolution or winding-up.

Voting Rights

Except as provided below or as otherwise required by law, the holders of the Series A Preferred Stock will have no voting rights.

Right to Elect Two Directors upon Nonpayment

If and when the dividends on the Series A Preferred Stock and any other class or series of our preferred stock that ranks equally with the Series A Preferred Stock, whether bearing dividends on a noncumulative or cumulative basis, and that has voting rights equivalent to those described in this paragraph (“voting parity stock”), have not been declared and paid (i) in the case of the Series A Preferred Stock and any other class or series of voting parity stock bearing non-cumulative dividends, in full for at least six quarterly dividend periods or their equivalent (whether or not consecutive) or (ii) in the case of voting parity stock bearing cumulative dividends, in an aggregate amount equal to full dividends for at least six quarterly dividend periods or their equivalent (whether or not consecutive) (a “nonpayment event”), the authorized number of directors then constituting our board of directors will automatically be increased by two. Holders of the Series A Preferred Stock, together with the holders of any outstanding shares of voting parity stock, voting together as a single class, will be entitled to elect the two additional members of our board of directors (the “preferred stock directors”) at any annual or special meeting of shareholders at which directors are to be elected or any special meeting of the holders of the Series A Preferred Stock and any voting parity stock for which dividends have not been paid, called as provided below; provided it shall be a qualification for any such preferred stock director that election of any preferred stock directors would not cause us to violate the corporate governance requirement of the New York Stock Exchange (or any other exchange on which our securities may be listed) that listed companies must have a majority of independent directors. In addition, our board of directors shall at no time have more than two preferred stock directors (including, for purposes of this limitation, all directors that the holders of any series of voting parity stock are entitled to elect pursuant to like voting rights).

At any time after this voting power has vested as described above, our secretary may, and upon the written request of holders of record of at least 20% of the outstanding shares of the Series A Preferred Stock and voting parity stock (addressed to the secretary at our principal office) must, call a special meeting of the holders of the Series A Preferred Stock and voting parity stock for the election of the preferred stock directors; provided that if any such written request for a special meeting is received less than 90 days before the date fixed for the next annual or special meeting of our shareholders such election shall be held only at such next annual or special meeting of shareholders. Such request to call such a special meeting shall be made by written notice, signed by the requisite holders of Series A Preferred Stock or voting parity stock, and delivered to our secretary. If our secretary fails to call a special meeting within 20 days after receiving proper notice, then any holder of shares of the Series A Preferred Stock may (at our expense) call a special meeting for the election of the preferred stock directors, and for that purpose shall have access to our stock ledger.

Whenever full dividends have been paid on the Series A Preferred Stock and any noncumulative voting parity stock for at least one year and all dividends on any cumulative voting parity stock have been paid in full, then the right of the holders of the Series A Preferred Stock to elect the preferred stock directors will cease (but subject always to the same provisions for the vesting of these voting rights in the case of any future nonpayment event, which, for the avoidance of doubt, will not be based on failure to declare or pay dividends for any quarterly dividend period on which a prior nonpayment event was based), the terms of office of all preferred stock directors will immediately terminate and the number of directors constituting our board of directors will be reduced accordingly.

Any preferred stock director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of Series A Preferred Stock and voting parity stock, when they have the voting rights described above (voting together as a single class). The preferred stock directors elected at any such special meeting shall hold office until the next annual meeting of our shareholders unless they have been previously terminated as above provided. In case any vacancy occurs among the preferred stock directors, a successor will be elected by our board of directors to serve until the next annual meeting of the shareholders upon the nomination of the then remaining preferred stock directors or if no preferred stock director remains in office, by the vote of the holders of record of a majority of the outstanding shares of the Series A Preferred Stock and all voting parity stock for which dividends have not been paid, voting as a single class. The preferred stock directors shall each be entitled to one vote per director on any matter.

Other Voting Rights

So long as any shares of Series A Preferred Stock remain outstanding, the affirmative vote or consent of the holders of at least two-thirds of all outstanding shares of the Series A Preferred Stock, voting separately as a class, will be required to:

•	authorize or increase the authorized amount of, or issue shares of any class or series of senior stock, or issue any obligation or security convertible into or evidencing the right to purchase any such shares;

•	amend the provisions of our Third Amended and Restated Certificate of Incorporation so as to adversely affect the powers, preferences, privileges or rights of the Series A Preferred Stock, taken as a whole; provided, however, that any increase in the amount of the authorized or issued Series A Preferred Stock or authorized common stock or preferred stock or the creation and issuance, or an increase in the authorized or issued amount, of other series of preferred stock ranking equally with or junior to the Series A Preferred Stock (whether such dividends are cumulative or noncumulative) in the distribution of assets upon our liquidation, dissolution or winding-up will not be deemed to adversely affect the powers, preferences, privileges or rights of the Series A Preferred Stock; or

•	consolidate with or merge into any other corporation unless the shares of Series A Preferred Stock outstanding at the time of such consolidation or merger or sale are converted into or exchanged for preference securities having such rights, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series A Preferred Stock, taken as a whole.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required will be effected, all outstanding shares of Series A Preferred Stock will have been redeemed or called for redemption upon proper notice and sufficient funds will have been set aside by us for the benefit of the holders of the Series A Preferred Stock to effect such redemption.

No voting parity stock is currently outstanding.

No Preemptive and Conversion Rights

Holders of the Series A Preferred Stock do not have any preemptive rights. The Series A Preferred Stock is not convertible into or exchangeable for property or shares of any other series or class of our capital stock.

Transfer Agent, Registrar, Dividend Disbursement Agent and Redemption Agent

In addition to being the Depositary, Equiniti Trust Company will be the transfer agent, registrar, dividend disbursement agent and redemption agent for the Series A Preferred Stock as of the original issue date. We may at any time remove Equiniti Trust Company as the Depositary and we will then appoint a successor depositary. Any such termination of Equiniti Trust Company as the Depositary will automatically be deemed to be a removal of Equiniti Trust Company as transfer agent, registrar, dividend disbursement agent and redemption agent. We will use our best efforts to ensure that there is, at all relevant times when the Series A Preferred Stock is outstanding, a person or entity appointed and serving as the Depositary.

Calculation Agent

The “calculation agent” means, at any time, the person or entity appointed by us and serving as such agent with respect to the Series A Preferred Stock at such time. Unless we have previously validly called all shares of Series A Preferred Stock for redemption, we will appoint a calculation agent with respect to the Series A Preferred Stock prior to the reset dividend determination date preceding March 30, 2028. We may terminate any such appointment and may appoint a successor agent at any time and from time to time. We may appoint ourselves or an affiliate of ours as the calculation agent.

DESCRIPTION OF THE DEPOSITARY SHARES

In this prospectus supplement, references to “holders” of the Depositary Shares mean those who own the Depositary Shares registered in their own names, on the books that we or the Depositary maintain for this purpose, and not indirect holders who own a beneficial interest in the Depositary Shares registered in street name or issue in book-entry form through DTC. See “Legal Ownership and Book-Entry Issuance.”

This prospectus supplement summarizes specific terms and provisions of the Depositary Shares relating to our Series A Preferred Stock and is qualified in its entirety by reference to the terms of a deposit agreement (the “Deposit Agreement”) among us, Equiniti Trust Company, as the Depositary, and the holders from time to time of the depositary receipts evidencing the Depositary Shares, creating the Depositary Shares. As described above under “Description of the Series A Preferred Stock”, we are issuing fractional interests in shares of the Series A Preferred Stock in the form of the Depositary Shares. Each Depositary Share will represent a 1/1,000th fractional interest in one share of the Series A Preferred Stock, and will be evidenced by a depositary receipt. The shares of the Series A Preferred Stock represented by the Depositary Shares will be deposited under the Deposit Agreement. Subject to the terms of the Deposit Agreement, each holder of Depositary Shares will be entitled, through the Depositary, in proportion to the extent of the Series A Preferred Stock represented by such Depositary Shares, to all the rights and preferences of the Series A Preferred Stock represented thereby (including dividend, voting, redemption and liquidation rights).

Immediately following issuance of the Series A Preferred Stock, we will deposit the Series A Preferred Stock with the Depositary, which will then execute and deliver the depositary receipts to the underwriters. The Deposit Agreement and the form of depositary receipts will be included as exhibits to a current report on Form 8-K to be filed with the SEC.

As used in this section, the terms “we,” “us” and “our” mean Jackson Financial Inc. as a corporate entity, and not together with its consolidated subsidiaries, unless the context otherwise requires.

Dividends and Other Distributions

Each dividend on a Depositary Share will be in an amount equal to 1/1,000th of the dividend declared on each share of Series A Preferred Stock.

Equiniti Trust Company, as the dividend disbursement agent, or any successor thereof, will distribute any cash dividends or other cash distributions received in respect of the deposited Series A Preferred Stock to the record holders of the depositary receipts evidencing the Depositary Shares relating to the underlying Series A Preferred Stock in proportion to the number of the Depositary Shares evidenced by the depositary receipts held by each holder on the relevant record date. The dividend disbursement agent will distribute any distribution received by it other than cash, rights, preferences or privileges upon the Series A Preferred Stock to the record holders of the depositary receipts evidencing the Depositary Shares entitled to those distributions, unless it determines that the distribution cannot be made proportionally among those holders or that it is not feasible to make a distribution. In that event, the Depositary may, with our approval, adopt such method as it deems equitable and practicable including selling the property and distributing the net proceeds from the sale to the holders of the depositary receipts evidencing the Depositary Shares in proportion to the number of the depositary receipts evidencing the Depositary Shares they hold.

Record dates for the payment of dividends and other matters relating to the Depositary Shares will be the same as the corresponding record dates for the Series A Preferred Stock.

The amounts distributed to holders of the depositary receipts evidencing the Depositary Shares will be reduced by any amounts required to be withheld by the Depositary or by us on account of taxes or other governmental charges.

Redemption of the Depositary Shares

If we redeem the Series A Preferred Stock represented by the Depositary Shares, a corresponding number of Depositary Shares will be redeemed from the proceeds received by the Depositary resulting from the redemption of the Series A Preferred Stock held by the Depositary. The redemption price per Depositary Share will be equal to 1/1,000th of the redemption price per share payable with respect to the Series A Preferred Stock (equivalent to $25 per Depositary Share or, in the case of a rating agency event, $25.50 per Depositary Share), plus a proportional amount equal to any accrued but unpaid dividends to, but excluding, the redemption date, on the shares of the Series A Preferred Stock. Whenever we redeem shares of the Series A Preferred Stock held by the Depositary, the Depositary will redeem, as of the same redemption date, the number of the Depositary Shares representing shares of the Series A Preferred Stock so redeemed.

In case of any redemption of less than all of the outstanding Depositary Shares, the Depositary Shares to be redeemed will be selected by the Depositary pro rata, by lot or by such other method in accordance with DTC’s procedures. If fewer than all of the Depositary Shares evidenced by a depositary receipt are redeemed, the Depositary will deliver to the holder of such depositary receipt, upon its surrender to the Depositary, together with the redemption payment, a new depositary receipt evidencing the Depositary Shares evidenced by the prior receipt and not called for redemption.

The Depositary will, if requested in writing, mail (or otherwise transmit by an authorized method) notice of redemption to holders of the depositary receipts evidencing the Depositary Shares not less than 10 and not more than 60 days prior to the date fixed for redemption of the Series A Preferred Stock and the Depositary Shares.

Voting of the Depositary Shares

When the Depositary receives notice of any meeting at which the holders of the Series A Preferred Stock are entitled to vote, the Depositary will, if requested in writing, mail (or otherwise transmit by an authorized method) the information contained in the notice to the record holders of the depositary receipts evidenced by the Depositary Shares relating to the Series A Preferred Stock. Each record holder of depositary receipts evidencing Depositary Shares on the record date, which will be the same date as the record date for the Series A Preferred Stock, may instruct the Depositary to vote the amount of whole shares of the Series A Preferred Stock represented by the Depositary Shares evidenced by such record holder’s depositary receipts. Although each Depositary Share is entitled to 1/1,000th of a vote, the Depositary can only vote whole shares of Series A Preferred Stock. To the extent possible, the Depositary will vote the amount of the Series A Preferred Stock represented by the Depositary Shares evidenced by the depositary receipts as to which instructions are received and in accordance with the instructions it receives. We will agree to take all reasonable actions that the Depositary determines are necessary to enable the Depositary to vote as instructed. If the Depositary does not receive specific instructions from the holders of any depositary receipts evidencing Depositary Shares, it will not vote the amount of the Series A Preferred Stock represented by the Depositary Shares evidenced by such receipts.

Listing

We intend to apply to list the Depositary Shares on the New York Stock Exchange under the symbol “JXN PR A.” If the application is approved, we expect trading to begin within 30 days of the initial delivery of the Depositary Shares. Listing the Depositary Shares on the New York Stock Exchange does not guarantee that a trading market will develop or, if a trading market does develop, the depth of that market or the ability of holders to sell their Depositary Shares easily. We do not expect that there will be any separate public trading market for the shares of Series A Preferred Stock except as represented by the Depositary Shares.

Form of the Depositary Shares

The Depositary Shares will be issued in book-entry form through DTC (see “Legal Ownership and Book-Entry Issuance”). The Series A Preferred Stock will be issued in registered form to the Depositary.

Depositary

Equiniti Trust Company will be the Depositary for the Depositary Shares as of the original issue date. We may terminate any such appointment and may appoint a successor Depositary at any time and from time to time, provided that we will use our best efforts to ensure that there is, at all relevant times when the Series A Preferred Stock is outstanding, a person or entity appointed and serving as such Depositary.

LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE

We will issue the Depositary Shares under a book-entry system in the form of one or more global depositary receipts. We will register the global depositary receipts in the name of Cede & Co., as a nominee for DTC, New York, New York, or such other name as may be requested by an authorized representative of DTC and deposit the global depositary receipts with the Depositary. Ownership of beneficial interests in a global depositary receipt will be limited to institutions who have accounts with DTC (“participants”) or persons who hold interests through such participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and records of participants (with respect to interests of persons other than participants).

Following the issuance of the Depositary Shares in book-entry only form, DTC will credit the accounts of its participants with the Depositary Shares upon our instructions. In order to own a beneficial interest in a depositary receipt, you must be an organization that participates in DTC or have an account with an organization that participates in DTC, including Clearstream Banking, S.A. (“Clearstream”) and Euroclear Bank SA/NV, as operator of the Euroclear System (“Euroclear”). Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream and Euroclear’s names on the books of their U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in U.S. depositaries names on the books of DTC.

As long as DTC or its nominee is the registered owner of the global depositary receipts, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the global depositary receipts and all Depositary Shares represented by these depositary receipts for all purposes under the instruments governing the rights and obligations of holders of Depositary Shares. Except in the limited circumstances referred to above, owners of beneficial interests in global depositary receipts:

•	will not be entitled to have such global depositary receipts or the Depositary Shares represented by these receipts registered in their names;

•	will not receive or be entitled to receive physical delivery of depositary receipts in exchange for beneficial interests in the global depositary receipts;

•	will not be able to transfer their interests except in accordance with the applicable procedures of DTC; and

•	will not be considered to be owners or holders of the global depositary receipts or the Depositary Shares represented by these receipts for any purpose under the instruments governing the rights and obligations of holders of Depositary Shares.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the Depositary Shares, so long as the Depositary Shares are represented by global depositary receipts.

Accordingly, each person owning a beneficial interest in the depositary receipts must rely on the procedures of DTC and, if that person is not a participant, on the procedures of the participant through which that person owns its beneficial interest, in order to exercise any rights of a holder of Depositary Shares.

As long as the Depositary Shares are represented by the global depositary receipts, we will pay dividends on the Series A Preferred Stock represented by the Depositary Shares to the relevant agent who in turn will make payments to DTC or its nominee, as the case may be, as the registered holder of the global depositary receipts. Payments to DTC will be in immediately available funds by wire transfer. DTC will credit the relevant accounts of their participants on the applicable date. None of the Company, the depositary or our agent will be responsible for making any payments to participants or customers of participants or for maintaining any records relating to the holdings of participants and their customers, and you will have to rely on the procedures of DTC and its participants.

If we discontinue the book-entry only form system of registration, we will replace the global depositary receipt with definitive depositary receipts.

Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments that DTC’s participants deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants’ accounts. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies.

DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The DTC rules applicable to its participants are on file with the SEC.

Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (indirect participants).

Although DTC is expected to follow the foregoing procedures in order to facilitate transfers of interests in a global security among its participants, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of us, the depositary, the transfer agent or the registrar will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

If DTC is at any time unwilling or unable to continue as a depositary for the global security and a successor depositary is not appointed by us within 90 days, we will issue certificated depositary receipts in exchange for the global depositary receipts. Holders of an interest in a global security may receive certificated shares, at our option, in accordance with the rules and procedures of DTC in addition to those provided for under the certificate of designations. Beneficial interests in global depositary receipts held by any direct or indirect participant may also be exchanged for certificated shares upon request to DTC by such direct participant (for itself or on behalf of an indirect participant), to the transfer agent in accordance with their respective customary procedures.

Clearstream has advised us that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participants and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry transfers between their accounts. Clearstream provides its participants with, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries through established depository and custodial relationships. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector, also known as the Commission de Surveillance du Secteur Financier. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Clearstream’s participants in the U.S. are limited to securities brokers and dealers and banks and may include the underwriters for the Depositary Shares. Indirect access to Clearstream is also available to other institutions such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with Clearstream participants. Distributions with respect to interests in global securities held through Clearstream will be credited to cash accounts of its customers in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

Euroclear has advised us that it was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank SA/NV under contract with Euroclear plc, a U.K. corporation. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters for the Depositary Shares. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

As long as the Depositary Shares are represented by a global depositary receipt registered in the name of DTC, or its nominee, the Depositary Shares will trade in the DTC Same-Day Funds Settlement System. DTC requires secondary market trading activity in the Depositary Shares to settle in immediately available funds. This requirement may affect trading activity in the Depositary Shares. Secondary market trading between Clearstream customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the applicable procedures in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected by DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving Depositary Shares in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.

So long as the global depositary receipts are held on behalf of DTC or any other clearing system, notices to holders of Depositary Shares represented by a beneficial interest in the global depositary receipts may be given by delivery of the relevant notice to DTC or the alternative clearing system, as the case may be.

The information in this section concerning DTC and its book-entry system, Euroclear and Clearstream has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

U.S. Federal Income Tax Considerations

This section describes certain U.S. federal income tax consequences relevant to the purchase, ownership and disposition of the Series A Preferred Stock and the Depositary Shares representing fractional interests in the Series A Preferred Stock. When we refer to the Series A Preferred Stock in this section, we mean both the Series A Preferred Stock and the Depositary Shares representing fractional interests in shares of the Series A Preferred Stock, except where the context otherwise requires.

The summary is limited to taxpayers who will hold the Series A Preferred Stock as a “capital asset” for U.S. federal income tax purposes (generally, property held for investment purposes) and who purchase the Series A Preferred Stock in the initial offering at the offering price. This discussion addresses only certain U.S. federal income tax consequences and does not discuss all of the tax consequences that may be relevant to you in light of your individual circumstances, including foreign, state or local tax consequences, estate and gift tax consequences, and the alternative minimum tax. This section does not apply to you if you are a member of a class of holders subject to special rules, including:

•	a dealer in securities or currencies;
•	a trader in securities that elects to use a mark-to-market method of accounting for its securities holdings;
•	a bank or other financial institution;
•	an insurance company;
•	a thrift institution;
•	a regulated investment company;
•	a real estate investment trust;
•	a specified foreign corporation (including a controlled foreign corporation), passive foreign investment company, or a corporation that accumulates earnings to avoid U.S. federal income tax;
•	a controlled foreign corporation;
•	a tax-exempt organization;
•	a person that purchases or sells the Series A Preferred Stock as part of a wash-sale for tax purposes;
•	a person that owns the Series A Preferred Stock as part of a straddle, a hedging, conversion transaction, or other integrated investments for tax purposes;
•	a person subject to the “applicable financial statement” accounting rules under Section 451(b) of the Code;
•	a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar;
•	a person who receives the Series A Preferred Stock through the exercise of employee stock options or otherwise as compensation;
•	a person holding 10% or more (by vote or value) of our shares;
•	an S corporation, partnership or other entities or arrangements classified as partnerships for U.S. federal income tax purposes (and investors therein);
•	governments or agencies or instrumentalities thereof; or
•	a U.S. expatriate or former citizen or former long-term resident of the United States.

This section is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect as of the date hereof. These laws are subject to change, possibly on a retroactive basis, or to different interpretations. We have not sought and will not seek an advance ruling from the IRS regarding any matter discussed in this prospectus and the statements in this prospectus are not binding on the IRS or any court. Thus, no assurance can be given that the IRS would not assert, or that a court would not sustain a position contrary to any of the tax consequences described below.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds the Series A Preferred Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. A partner in an entity or arrangement treated as a partnership holding the Series A Preferred Stock should consult its tax advisor with regard to the U.S. federal income tax treatment of an investment in the Series A Preferred Stock.

Beneficial owners of Depositary Shares representing fractional interests in shares of the Series A Preferred Stock will be treated as beneficial owners of their pro rata interest in the underlying Series A Preferred Stock for U.S. federal income tax purposes. Exchanges of Series A Preferred Stock for Depositary Shares, and Depositary Shares for Series A Preferred Stock, generally will not be subject to U.S. federal income tax.

Please consult your own tax advisor concerning the consequences of owning and disposing of the Series A Preferred Stock in your particular circumstances under the Code and the laws of any other taxing jurisdiction.

United States Holders

This subsection describes the tax consequences of an investment in the Series A Preferred Stock to a United States holder. You are a United States holder if you are a beneficial owner of a share of the Series A Preferred Stock and you are, for U.S. federal income tax purposes:

•	a citizen or an individual who is a resident of the United States;
•	a corporation (or an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
•	an estate whose income is subject to U.S. federal income tax regardless of its source; or
•	a trust if (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust, or (ii) the trust has in effect a valid election under applicable Treasury regulations to be treated as a U.S. person.

If you are not a United States holder, this subsection does not apply to you and you should refer to “—Non-United States Holders” below.

Distributions on the Series A Preferred Stock

Distributions with respect to our Series A Preferred Stock will be taxable as dividend income to the extent made out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a non-taxable return of capital to the extent of your tax basis in our Series A Preferred Stock (and you will reduce your tax basis accordingly but not below zero) and thereafter as capital gain from the sale or exchange of such Series A Preferred Stock, which will be long-term capital gain if your holding period for such stock exceeds one year at the time of the distribution. For individuals, estates and trusts, all or a portion of your dividends may be subject to an additional 3.8% tax imposed on “net investment income,” which applies to certain investment income and certain other passive income earned above certain thresholds.

If you are a corporation, dividends received by you will generally be eligible for the dividends-received deduction if you meet certain holding period and other applicable requirements. If you are a noncorporate United States holder, distributions constituting dividend income paid to you will generally qualify for taxation at preferential rates if you meet certain holding period and other applicable requirements. United States holders should consult their own tax advisors regarding the availability of the reduced dividend tax rate in light of their particular circumstances.

Dividends that exceed certain thresholds in relation to a United States holder’s tax basis in the Series A Preferred Stock could be characterized as “extraordinary dividends” under the Code. Certain non-corporate United States holders who receive an extraordinary dividend will generally be required to treat any losses on the sale of the Series A Preferred Stock as long-term capital losses to the extent any such extraordinary dividends received by them with respect to such Series A Preferred Stock qualify for the preferential rates applicable to long-term capital gains. If a corporate United States holder that has held Series A Preferred Stock for two years or less (not counting periods where the United States Holder’s risk of loss is diminished) before the dividend announcement date receives an extraordinary dividend, such holder will generally be required to reduce its tax basis in the Series A Preferred Stock (but not below zero) with respect to which such dividend was made by the non-taxed portion of such dividend (generally, an amount equal to the dividends received deduction). If the amount of the reduction exceeds the United States holder’s tax basis in such Series A Preferred Stock, the excess is treated as taxable gain.

Sale or Exchange of the Series A Preferred Stock Other than by Redemption

If you sell or otherwise dispose of your Series A Preferred Stock (other than by redemption), you will generally recognize capital gain or loss equal to the difference between the amount realized upon the disposition and your adjusted tax basis of the Series A Preferred Stock. Such capital gain or loss will be long-term capital gain or loss if your holding period for the shares disposed of exceeds one year at the time of disposition. Long-term capital gain of a noncorporate United States holder is generally taxed at preferential rates. All or a portion of your capital gain may be subject to an additional 3.8% tax imposed on “net investment income,” as described above. The deductibility of capital losses is subject to limitations.

Redemption of the Series A Preferred Stock

Redemption of your Series A Preferred Stock generally will be a taxable event. You will be treated as if you had sold your Series A Preferred Stock if the redemption:

•	results in a complete termination of your stock interest in us;
•	is substantially disproportionate with respect to you; or
•	is not essentially equivalent to a dividend with respect to you.

In determining whether any of these tests has been met, shares of Series A Preferred Stock or other classes of our stock considered to be owned by you by reason of certain constructive ownership rules, as well as any such shares actually owned, must be taken into account. A United States holder that owns (actually or constructively) only an insubstantial percentage of the total equity interests in the Company and that exercises no control over the Company’s corporate affairs will generally be entitled to sale or exchange treatment on a redemption of Series A Preferred Stock if such holder experiences a reduction in its equity interest in the Company (taking into account any constructively owned Company equity interests) as a result of the redemption.

If we redeem your Series A Preferred Stock in a redemption that meets one of the tests listed above, the tax consequences to you would be as described above under “— Sale or Exchange of the Series A Preferred Stock Other than by Redemption.”

If a redemption does not meet any of the tests described above, the amount received by you in the redemption would be treated as described above under “— Distributions on the Series A Preferred Stock.” If a redemption of the Series A Preferred Stock is treated as a distribution that is taxable as a dividend, you should consult with your own tax advisor regarding the allocation of your basis between the redeemed and remaining stock.

Non-United States Holders

This section summarizes certain material U.S. federal income tax consequences of the ownership and disposition of the Series A Preferred Stock by a non-United States holder. You are a non-United States holder if you are a beneficial owner of a share of the Series A Preferred Stock and you are, for U.S. federal income tax purposes:

•	a nonresident alien individual;
•	a foreign corporation; or
•	an estate or trust that is not a United States holder as described above.

Distributions on the Series A Preferred Stock

Subject to the discussions below regarding FATCA withholding (defined below) and backup withholding, except as described below, if you are a non-United States holder of the Series A Preferred Stock, dividends paid to you will be subject to withholding of U.S. federal income tax at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate, provided you provide the applicable withholding agent with:

•	a valid Internal Revenue Service (“IRS”) Form W-8BEN or W-8BEN-E, as applicable, or an acceptable substitute or applicable successor form upon which you certify, under penalties of perjury, your status as a person who is not a United States person and your entitlement to the lower treaty rate with respect to such payments; or

•	in the case of payments made outside the United States to an offshore account (generally, an account maintained by you at an office or branch of a bank or other financial institution at any location outside the United States), other documentary evidence establishing your entitlement to the lower treaty rate in accordance with U.S. Treasury regulations.

If you are eligible for a reduced rate of U.S. tax under an income tax treaty or because any such distribution is treated as a non-taxable return of capital or as capital gain because it is in excess of our current and accumulated earnings and profits as described above under “—United States Holders—Distributions on the Series A Preferred Stock” above, you may obtain a refund of any amounts withheld in excess of that rate by timely filing a refund claim with the IRS.

If dividends paid to you are “effectively connected” with your conduct of a trade or business within the United States, and, if required by an income tax treaty, the dividends are attributable to a permanent establishment that you maintain in the United States, we and other payors generally are not required to withhold tax from the dividends, provided that you have furnished to the relevant payor a valid IRS Form W-8ECI or an acceptable substitute or applicable successor form upon which you certify, under penalties of perjury, that:

•	you are not a United States person; and
•	the dividends are effectively connected with your conduct of a trade or business within the United States and are includible in your gross income.

“Effectively connected” dividends are taxed on a net basis at rates applicable to U.S. citizens, resident aliens and domestic U.S. corporations.

If you are a corporate non-United States holder, “effectively connected” dividends that you receive may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Sale or Exchange of the Series A Preferred Stock Other Than by Redemption

Subject to the discussions below regarding FATCA withholding (defined below) and backup withholding, if you are a non-United States holder, you generally will not be subject to U.S. federal income or withholding tax on gain that you recognize on a sale or other taxable disposition (other than by redemption) of the Series A Preferred Stock unless:

•	the gain is “effectively connected” with your conduct of a trade or business in the United States, and the gain is attributable to a permanent establishment that you maintain in the United States, if that is required by an applicable income tax treaty as a condition for subjecting you to U.S. taxation on a net income basis;
•	you are an individual, you are present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions exist; or
•	we are or have been a United States real property holding corporation for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the sale or other disposition and the period that the non-United States holder held the Series A Preferred Stock, and certain other conditions are met.

If you are a non-United States holder described in the first bullet point immediately above, you will be subject to tax on the net gain derived from the disposition under regular graduated U.S. federal income tax rates in the same manner as if the non-United States holder were a U.S. person, unless an applicable tax treaty provides otherwise. If you are a corporate non-United States holder, “effectively connected” gains that you recognize may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate, as adjusted for certain items. If you are an individual non-United States holder described in the second bullet point immediately above, you will be subject to a flat 30% tax on the gain derived from the disposition, which may be offset by U.S. source capital losses, even though you are not considered a resident of the United States.

We have not been, are not and do not anticipate becoming a United States real property holding corporation for U.S. federal income tax purposes.

Redemption of the Series A Preferred Stock

Redemption of your Series A Preferred Stock generally will be a taxable event. You will be treated as if you had sold your Series A Preferred Stock, with the consequences described in “—Sale or Exchange of the Series A Preferred Stock Other Than by Redemption” above, if the redemption:

•	results in a complete termination of your stock interest in us;
•	is substantially disproportionate with respect to you; or
•	is not essentially equivalent to a dividend with respect to you.

In determining whether any of these tests has been met, shares of Series A Preferred Stock or other classes of our stock considered to be owned by you by reason of certain constructive ownership rules, as well as any such shares actually owned, must be taken into account.

If a redemption does not meet any of the tests described above, the redemption will be treated as a distribution, with the consequences described in “—Distributions on the Series A Preferred Stock” above.

FATCA Withholding

A 30% withholding tax may be imposed under Sections 1471 through 1474 of the Code on certain payments to certain foreign financial institutions (including investment funds) and certain other foreign entities, including intermediaries (“FATCA withholding”). Such payments will include U.S.-source dividends. Specifically, FATCA withholding will be imposed on dividends paid with respect to the Series A Preferred Stock paid to foreign financial institutions or certain non-financial foreign entities if certain requirements are not met. FATCA withholding applies on such payments to a foreign financial institution unless such foreign financial institution (i) enters into (or is deemed to have entered into) an agreement with the IRS to, among other things, undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts and withhold 30% of payments to such account holders whose actions prevent the foreign financial institution from complying with these reporting and other requirements, or (ii) if required under an intergovernmental agreement between the U.S. and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. FATCA withholding is imposed on similar types of payments to certain non-financial foreign entities unless the entity certifies that it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner. Current provisions of the Code and U.S. Treasury regulations that govern FATCA withholding treat gross proceeds from the sale or other disposition of stock that can produce U.S.-source dividends (such as the Series A Preferred Stock) as subject to FATCA withholding. However, under proposed U.S. Treasury regulations (the preamble to which specifies that taxpayers are permitted to rely on them pending finalization), such gross proceeds are not subject to FATCA withholding. Certain countries have entered into, and other countries may enter into, agreements with the United States to facilitate the type of information reporting required to avoid FATCA withholding, which will reduce but not eliminate the risk of FATCA withholding. You should consult your own tax advisors regarding the relevant U.S. law and other official guidance on FATCA withholding.

Backup Withholding and Information Reporting

United States Holders

In general, if you are a noncorporate United States holder, dividend payments or other taxable distributions made on your Series A Preferred Stock, as well as the payment of the proceeds from the sale or redemption of your Series A Preferred Stock that are made within the United States, will be subject to information reporting requirements. Additionally, backup withholding will generally apply to such payments if you are a noncorporate United States holder and you:

•	fail to provide an accurate taxpayer identification number;
•	(in the case of dividend payments) are notified by the IRS that you have failed to report all interest or dividends required to be shown on your federal income tax returns; or

•	in certain circumstances, fail to comply with applicable certification requirements.

If you sell your Series A Preferred Stock outside the United States through a non-U.S. office of a non-U.S. broker, and the sales proceeds are paid to you outside the United States, then U.S. backup withholding and information reporting requirements generally will not apply to that payment. However, U.S. information reporting, but not backup withholding, will apply to a payment of sales proceeds, even if that payment is made outside the United States, if you sell Series A Preferred Stock through a non-U.S. office of a broker that is:

•	a U.S. person;
•	a controlled foreign corporation for U.S. tax purposes;
•	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a U.S. trade or business for a specified three-year period; or
•	a foreign partnership, if at any time during its tax year:

(1)	one or more of its partners are “United States persons”, as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership; or

(2)	such foreign partnership is engaged in the conduct of a U.S. trade or business.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is furnished to the IRS on a timely basis.

Non-United States Holders

If you are a non-United States holder, certain payors are required to report payments of dividends on IRS Form 1042-S even if the payments are exempt from withholding. You are otherwise generally exempt from backup withholding and information reporting if you certify under penalty of perjury that you are a non-United States holder (and the payor does not have actual knowledge or reason to know that you are a U.S. person as defined under the Code), or you otherwise establish an exemption. Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale of the Series A Preferred Stock that is effected within the United States or conducted through certain U.S.-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is a non-United States holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code) or such beneficial owner otherwise establishes an exemption.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is furnished to the IRS on a timely basis.

THE PRECEDING DISCUSSION OF CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT BEING PROVIDED AS, OR INTENDED TO CONSTITUTE, TAX ADVICE. ACCORDINGLY, YOU SHOULD CONSULT YOUR OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO YOU OF PURCHASING, HOLDING OR DISPOSING OF THE SERIES A PREFERRED STOCK, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, NON-U.S. OR OTHER TAX LAWS, AND OF ANY CHANGES OR PROPOSED CHANGES IN APPLICABLE LAW.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase of the Depositary Shares by employee benefit plans that are subject to Title I of ERISA, plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”).

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (a “Covered Plan”) and prohibit certain transactions involving the assets of a Covered Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such a Covered Plan or the management or disposition of the assets of such a Covered Plan, or who renders investment advice for a fee or other compensation to such a Covered Plan, is generally considered to be a fiduciary of the Covered Plan.

In considering an investment in the Depositary Shares of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control, conflicts of interest and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit Covered Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of a Covered Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of Depositary Shares by a Covered Plan with respect to which the Issuer or the underwriters are considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption.

In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or “PTCEs,” that may apply to the acquisition and holding of the Depositary Shares. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts, and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions, provided that neither the Issuer of the securities nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Covered Plan involved in the transaction and provided further that the Covered Plan pays no more and receives no less than adequate consideration in connection with the transaction. There can be no assurance that any exemption will apply to all possible prohibited transactions that might occur in connection with an investment in the Depositary Shares, or that all of the conditions of any such exemptions will be satisfied.

Governmental plans, non U.S. plans and certain church plans, while not subject to the prohibited transaction provisions of ERISA and Section 4975 of the Code, may nevertheless be subject to Similar Laws which may affect their investment in the Depositary Shares. Any fiduciary of such a governmental, non U.S. or church plan considering an investment in the Depositary Shares should consult with its counsel before purchasing the Depositary Shares to consider the applicable fiduciary standards and to determine the need for, and, if necessary, the availability of, any exemptive relief under any applicable Similar Laws.

Because of the foregoing, the Depositary Shares should not be purchased or held by any person investing “plan assets” of any Plan, unless such purchase and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or a similar violation of any applicable Similar Laws.

Representations

Accordingly, by acceptance of a Depositary Share (including any interest in a Depositary Share) each purchaser and subsequent transferee of a Depositary Share will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire and hold the Depositary Shares constitutes assets of any Plan or (ii) the purchase and holding of the Depositary Shares by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws.

Additionally, each purchaser of a Depositary Share that is using assets of any Covered Plan to acquire or hold a Depositary Share (including any interest in a Depositary Share) will be deemed to represent that none of the Issuer, the underwriters or any of the Issuer’s or their respective affiliates has acted as the Covered Plan’s fiduciary, or has been relied upon for any advice, with respect to the purchaser’s decision to acquire any Depositary Shares.

The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in nonexempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the Depositary Shares on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the Depositary Shares. Neither this discussion nor anything in this prospectus supplement or the accompanying prospectus is or is intended to be investment advice directed at any potential purchaser that is a Plan, or at such purchasers and holders generally, and such purchasers and holders should consult and rely on their counsel and advisors as to whether an investment in the Depositary Shares is consistent with ERISA, the Code and any Similar Laws, as applicable.

Purchasers of the Depositary Shares have the exclusive responsibility for ensuring that their purchase and holding of the Depositary Shares complies with the fiduciary responsibility rules of ERISA and does not violate the prohibited transaction rules of ERISA, the Code or applicable Similar Laws.

UNDERWRITING

Wells Fargo Securities, LLC, BofA Securities, Inc., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC are joint book-running managers for the offering and are acting as representatives of each of the underwriters named below. Subject to the terms and conditions of the underwriting agreement dated the date of this prospectus supplement, the underwriters have severally agreed to purchase from us, and we have agreed to sell to the underwriters, the respective number of Depositary Shares set forth opposite their names below:

Underwriters	Number of Depositary Shares
Wells Fargo Securities, LLC	4,097,500
BofA Securities, Inc.	4,097,500
J.P. Morgan Securities LLC	4,097,500
Morgan Stanley & Co. LLC	4,097,500
Citigroup Global Markets Inc.	990,000
Goldman Sachs & Co. LLC	990,000
U.S. Bancorp Investments, Inc.	990,000
BNP Paribas Securities Corp.	440,000
BNY Mellon Capital Markets, LLC	440,000
Credit Suisse Securities (USA) LLC	440,000
Deutsche Bank Securities Inc.	440,000
SG Americas Securities, LLC	440,000
Siebert Williams Shank & Co., LLC	440,000
Total	22,000,000

The underwriting agreement provides that the obligations of the several underwriters to purchase the Depositary Shares offered by this prospectus supplement are subject to certain conditions. The underwriters are committed to take and pay for all of the Depositary Shares being offered, if any are taken, other than the Depositary Shares covered by the over-allotment option described below unless and until this option is exercised.

The underwriters have the option to purchase up to an additional 2,000,000 Depositary Shares from us, solely to cover over-allotments, if any, at the public offering price less the underwriting discount. The underwriters may exercise this option within 30 days of the date of this prospectus supplement. If any Depositary Shares are purchased pursuant to this option, the underwriters will severally purchase Depositary Shares in approximately the same proportion as set forth in the table above, and will sell such Depositary Shares at the same price as the initially purchased Depositary Shares.

The Depositary Shares sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover page of this prospectus supplement. Any Depositary Shares sold by the underwriters to dealers may be sold at that price less a concession not in excess of $0.50 per Depositary Share with respect to retail sales and $0.30 per Depositary Share with respect to institutional sales. The underwriters may allow, and the dealers may reallow, a discount not in excess of $0.45 per Depositary Share with respect to sales to other dealers. If all the Depositary Shares are not sold at the public offering price, the underwriters may change the offering price and the other selling terms. The offering of the Depositary Shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The following table shows the per share and total underwriting discount to be paid to the underwriters by us.

	Per Depositary Share(1)	No exercise	Full exercise(2)
Discounts paid by us	$0.65	$14,301,894	$15,876,894

(1)	Reflects 11,484,850 Depositary Shares sold to retail investors, for which the underwriters will receive an underwriting discount of $0.7875 per Depositary Share, and 10,515,150 Depositary Shares sold to institutional investors, for which the underwriters will receive an underwriting discount of $0.5000 per Depositary Share.
(2)	Assumes the full exercise of the underwriters’ over-allotment option and the sale of all such Depositary shares to retail investors.

We estimate that our total expenses for this offering will be approximately $3 million (excluding the underwriting discounts and commissions).

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Prior to this offering, there has been no public market for the Depositary Shares being offered. We intend to apply to list the Depositary Shares on the New York Stock Exchange under the symbol “JXN PR A.” If approved, we expect trading of the Depositary Shares on the New York Stock Exchange to begin within 30 days after the original issue date. We do not expect that there will be any separate public trading market for the shares of Series A Preferred Stock except as represented by the Depositary Shares.

In connection with the offering, the underwriters may purchase and sell Depositary Shares in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of Depositary Shares than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ over-allotment option to purchase additional Depositary Shares from us in the offering. The underwriters may close out any covered short position by either exercising their over-allotment option or purchasing Depositary Shares in the open market. In determining the source of Depositary Shares to close out the covered short position, the underwriters will consider, among other things, the price of Depositary Shares available for purchase in the open market as compared to the price at which they may purchase additional Depositary Shares pursuant to the over-allotment option granted to them. “Naked” short sales are any sales in excess of such over-allotment option. The underwriters must close out any naked short position by purchasing Depositary Shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Depositary Shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of the Depositary Shares made by the underwriters in the open market prior to the completion of the offering.

The underwriters also may impose a penalty bid. This occurs when one of the representatives repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased Depositary Shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

These activities by the underwriters, as well as other purchases by the underwriters for their own accounts, may stabilize, maintain or otherwise affect the market price of the Depositary Shares. As a result, the price of the Depositary Shares may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities, and if these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

We have agreed in the underwriting agreement that during the period beginning on the date of this prospectus supplement and continuing to, and including, the date 30 days after the date hereof, we will not, without the prior written consent of the representatives, offer, sell, contract to sell or otherwise dispose of any securities which are substantially similar to the Depositary Shares or the Series A Preferred Stock.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their affiliates have, from time to time, performed, and may in the future perform, various financial advisory and commercial and investment banking services for us and our subsidiaries, for which they received or will receive customary fees and expenses.

In addition, in the ordinary course of their business activities, the underwriters and their respective affiliates may make or hold a broad array of investments, including acting as counterparties to certain derivative and hedging arrangements, and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Depositary Shares offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Depositary Shares offered under this prospectus supplement. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may, at any time, hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Alternative Settlement Cycle

It is expected that delivery of the Depositary Shares will be made against payment therefor on or about March 13, 2023, which is the fifth business day following the date hereof (such settlement cycle being referred to as “T+5”). Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Depositary Shares on any date prior to two business days before delivery thereafter will be required, by virtue of the fact that the Depositary Shares initially will settle in T+5, to specify alternative settlement arrangements to prevent a failed settlement and should consult their own advisor.

Notice to Prospective Investors in Canada

The Depositary Shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Depositary Shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

PROHIBITION OF SALES TO EEA RETAIL INVESTORS

The Depositary Shares are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”) For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Depositary Shares or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Depositary Shares or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

This prospectus supplement has been prepared on the basis that any offer of Depositary Shares in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of Depositary Shares. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.

PROHIBITION OF SALES TO UK RETAIL INVESTORS

The Depositary Shares are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of

Regulation (EU) 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Depositary Shares or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Depositary Shares or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

This prospectus supplement has been prepared on the basis that any offer of Depositary Shares in the UK will be made pursuant to an exemption under the UK Prospectus Regulation and the FSMA from the requirement to publish a prospectus for offers of Depositary Shares. This prospectus supplement is not a prospectus for the purposes of the UK Prospectus Regulation or the FSMA.

The prospectus supplement is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) or (iii) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The Depositary Shares is only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such Depositary Shares will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

Notice to Prospective Investors in Hong Kong

The Depositary Shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the Depositary Shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Depositary Shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Japan

The Depositary Shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Law No. 25 of 1948, as amended, the “FIEL”) and each underwriter has agreed that it will not offer or sell any of the Depositary Shares, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of Depositary Shares may not be circulated or distributed, nor may the Depositary Shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Depositary Shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or
(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Depositary Shares pursuant to an offer made under Section 275 of the SFA except:

(a)	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;
(b)	where no consideration is or will be given for the transfer;
(c)	where the transfer is by operation of law; or
(d)	as specified in Section 276(7) of the SFA; or
(e)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Solely for the purposes of its obligations pursuant to Section 309B of the SFA, we have determined, and hereby notify all relevant persons (as defined in the CMP Regulations 2018), that the Depositary Shares are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Taiwan

The Depositary Shares have not been and will not be registered with the Financial Supervisory Commission of Taiwan, the Republic of China (“Taiwan”), pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan through a public offering or in any manner which would constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or would otherwise require registration with or the approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the Depositary Shares in Taiwan.

Notice to Prospective Investors in Korea

The Depositary Shares have not been and will not be registered under the Financial Investments Services and Capital Markets Act of Korea and the decrees and regulations thereunder (the “FSCMA”), and the Depositary Shares have been and will be offered in Korea as a private placement under the FSCMA. None of the Depositary Shares may be offered, sold or delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the FSCMA and the Foreign Exchange Transaction Law of Korea and the decrees and regulations thereunder (the “FETL”). The Depositary Shares have not been listed on any of securities exchanges in the world including, without limitation, the Korea Exchange in Korea. Furthermore, the purchaser of the Depositary Shares shall comply with all applicable regulatory requirements (including but not limited to requirements under the FETL) in connection with the purchase of the Depositary Shares. By the purchase of the Depositary Shares, the relevant holder thereof will be deemed to represent and warrant that if it is in Korea or is a resident of Korea, it purchased the Depositary Shares pursuant to the applicable laws and regulations of Korea.

Notice to Prospective Investors in Switzerland

The Depositary Shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement and the accompanying prospectus do not constitute a prospectus within the meaning of, and have been prepared without regard to, the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the

Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. None of this prospectus supplement, the accompanying prospectus, or any other offering or marketing material relating to the Depositary Shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

None of this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the offering, us or the Depositary Shares has been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement and the accompanying prospectus will not be filed with, and the offer of Depositary Shares will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of Depositary Shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (the “CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the Depositary Shares.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance with these requirements, we file reports and other information relating to our business, financial condition and other matters with the SEC. We are required to disclose in such reports certain information, as of particular dates, concerning our results of operations and financial condition, executive officers and directors, principal holders of shares, material interests of such persons in transactions with us and other matters. The SEC maintains a website that contains reports and other information regarding registrants that file electronically with the SEC, including the registration statement to which this prospectus supplement and the accompanying prospectus relates. The address of that website is www.sec.gov.

Our website is www.jackson.com. Our SEC filings are available free of charge on our website as soon as reasonably practicable after they are electronically filed or furnished to the SEC. You may access these SEC filings on our website. However, other than any documents expressly incorporated by reference in this prospectus supplement and the accompanying prospectus, the information on, or accessible through, our website or any other website that is referred to in this prospectus supplement and the accompanying prospectus is not part of this prospectus supplement or the accompanying prospectus.

Documents Incorporated By Reference

The SEC allows us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The documents incorporated by reference into this prospectus supplement contain important information that you should read about us. The following documents are incorporated by reference into this prospectus supplement:

•	Our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 1, 2023;

•	Our Definitive Proxy Statement on Schedule 14A, as amended, originally filed with the SEC on April 25, 2022 (solely to the extent incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2021); and

•	Our Current Reports on Form 8-K filed with the SEC on February 28, 2023 (solely with respect to the information contained therein that is filed pursuant to Item 8.01).

We also incorporate by reference in this prospectus supplement and the accompanying prospectus any future filings that we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until we sell all the securities to which this prospectus supplement relates; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 or any related exhibit furnished under Item 9.01(d) of any Current Report on Form 8-K unless, and except to the extent, specified in any such Current Report on Form 8-K or in any applicable prospectus supplement.

You should read the information relating to us in this prospectus supplement and the accompanying prospectus together with the information in the documents incorporated or deemed to be incorporated by reference herein. Nothing contained herein shall be deemed to incorporate information furnished to, but not filed with, the SEC.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that such statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

The documents incorporated by reference into this prospectus supplement are also available on our website as provided under “Where You Can Find More Information.” Information contained on, or that can be accessed through, our website is not part of this prospectus supplement, and you should not consider information on our website to be part of this prospectus supplement unless specifically incorporated herein by reference. You may obtain copies of any or all of the documents incorporated by reference in this prospectus supplement from us free of charge by requesting them in writing or by telephone at our address or from the SEC, in each case as provided under “Where You Can Find More Information.”

LEGAL MATTERS

Certain legal matters in connection with the Depositary Shares and the Series A Preferred Stock will be passed upon for us by Sidley Austin LLP, Chicago, Illinois. Certain legal matters will be passed upon for the underwriters by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Skadden, Arps, Slate, Meagher & Flom LLP has in the past provided, and may continue to provide, legal services to us or our affiliates.

EXPERTS

The consolidated financial statements of Jackson Financial Inc. and Subsidiaries as of December 31, 2022 and 2021, and for each of the years in the three-year period ended December 31, 2022, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2022 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report on the effectiveness of internal control over financial reporting as of December 31, 2022, expresses an opinion that Jackson Financial Inc. and Subsidiaries did not maintain effective internal control over financial reporting as of December 31, 2022 because of the effect of a material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states the identified material weakness relates to ineffective risk assessment of a process level control used to determine our nonperformance risk adjustment in developing the discount rate used to estimate the fair value of some of the guarantee features of our variable annuity products. Specifically, management determined that the evidence of evaluation around the consideration of changes in factors that could have a material impact on the discount rate was insufficient to demonstrate that an effective control existed.

PROSPECTUS

JACKSON FINANCIAL INC.

Debt Securities
Common Stock
Preferred Stock
Depositary Shares
Warrants
Purchase Contracts
Units
Hybrid Securities Combining Elements of the Foregoing

This prospectus relates to debt securities, common stock, preferred stock, depositary shares, warrants, purchase contracts, units and hybrid securities combining one or more elements of the foregoing that we or, if applicable, a selling securityholder, may offer and sell at any time and from time to time in one or more transactions. This prospectus contains a general description of these securities. The specific terms of the securities will be contained in one or more supplements to this prospectus. This prospectus may not be used to offer or sell securities unless accompanied by one or more prospectus supplements. Prospectus supplements may add, update or change information contained or incorporated by reference in this prospectus. You should carefully read this prospectus and each applicable prospectus supplement, as well as the documents incorporated by reference in this prospectus and each applicable prospectus supplement, before you invest in any of the securities to which this prospectus relates.

Our Class A common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “JXN.” We have not yet determined whether any of the other securities that may be offered by this prospectus and one or more applicable prospectus supplements will be listed on any exchange, inter-dealer quotation system or over-the-counter market.

The securities to which this prospectus relates may be offered directly, through agents designated from time to time by us, or to or through underwriters or dealers. For additional information, you should refer to “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of any of the securities to which this prospectus relates, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them or us, will be set forth or will be calculable based on information included or incorporated by reference in an applicable prospectus supplement.

Investing in the securities to which this prospectus relates involves risks. See “Risk Factors” included on page 5 of this prospectus and in any applicable prospectus supplement, in addition to the risk factors that are incorporated by reference in this prospectus or any applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities offered hereby or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 27, 2022

i

ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement that we filed with the Securities and Exchange Commission (the “SEC”), as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). By using a shelf registration statement, we or, if applicable, a selling securityholder, may offer and sell, at any time and from time to time, the securities described in this prospectus. As permitted by SEC rules, this prospectus does not contain all of the information included in the registration statement to which it relates. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules require an agreement or document to be filed as an exhibit to the registration statement, you should see that agreement or document for a complete description of these matters. The registration statement can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”

You should also carefully read and consider the information included in this prospectus and each applicable prospectus supplement together with the documents we have incorporated by reference in this prospectus or an applicable prospectus supplement. Information incorporated by reference after the date of this prospectus forms a part of this prospectus and may add, update or change information contained in this prospectus or any earlier prospectus supplement. Any such information that is inconsistent with this prospectus or an earlier prospectus supplement shall be deemed to supersede the information in this prospectus or that earlier prospectus supplement.

Except where otherwise specified or as the context may otherwise require in this prospectus, references to “we,” “us,” “our” and the “Company” are to Jackson Financial Inc. and its consolidated subsidiaries, and references to “JFI” or the “Issuer” are to Jackson Financial Inc. only.

We hold various service marks, trademarks and trade names, such as Jackson National Life Insurance Company (“Jackson National Life”), Jackson, Jackson National Life, Brooke Life Insurance Company, Jackson National Asset Management LLC, Jackson National Life NY, our logo design, and MarketProtector, MarketProtector Advisory, Jackson RateProtector, Elite Access, Elite Access Advisory II, Perspective II, Perspective Advisory II, Market Link Pro and Financial Freedom for Life, that we deem particularly important to the advertising activities conducted by each of our businesses. Solely for convenience, the service marks, trademarks and trade names referred to in this prospectus are listed without the ℠ and ® symbols, but we will assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these service marks, trademarks and trade names. This prospectus and the documents incorporated by reference herein also contain trademarks, service marks and trade names of other companies which are the property of their respective holders. We do not intend our use or display of such names or marks to imply relationships with, or endorsements of us by, any other company.

We have not authorized anyone to provide any information other than that contained in or incorporated by reference in this prospectus or an applicable prospectus supplement prepared by us or on our behalf or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell the securities to which this prospectus relates in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus, any applicable prospectus supplement or any document incorporated by reference in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date of the applicable document or such other date specified in the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

FORWARD-LOOKING STATEMENTS – CAUTIONARY LANGUAGE

Certain statements made in this prospectus are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). A forward-looking statement is a statement that is not a historical fact and includes any statement that may predict, forecast, indicate or imply future results, performance or achievements. Forward-looking statements may contain words like: “anticipate,” “believe,” “estimate,” “expect,” “project,” “shall,” “will” and other words or phrases with similar meaning in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future actions, trends in our businesses, prospective services or products, future performance or financial results and the outcome of contingencies, such as legal proceedings.

Forward-looking statements are subject to risks and uncertainties. Actual results could differ materially from those expressed in or implied by such forward-looking statements due to a variety of factors, including:

•	general conditions in the global capital markets and the economy;

•	adverse capital and credit market conditions, including volatility in interest rates and credit spreads, prolonged periods of low interest rates, volatile equity markets and decreased liquidity and credit capacity;

•	adverse impacts on our results of operations and capitalization as a result of optional guarantee benefits within certain of our annuities;

•	unavailability of hedging instruments and inadequacy of our hedging and reinsurance programs to protect us against the full extent of the exposure or losses we seek to mitigate;

•	variance in the performance of our hedge assets and customer funds, also referred to as basis risk;

•	disruptions in our business functions as a result of adverse outcomes from our operational risks and those of our material outsourcing partners;

•	operational failures, failure of our information technology systems, and the failure to protect the confidentiality of customer information or proprietary business information;

•	inability to recruit, motivate and retain experienced and productive employees;

•	misconduct by our employees or business partners;

•	difficulty in marketing and distributing products;

•	JFI’s dependence on the ability of its subsidiaries to transfer funds to meet JFI’s obligations and liquidity needs;

•	risks arising from acquisitions or other strategic transactions;

•	risks related to natural and man-made disasters and catastrophes, diseases, epidemics, pandemics (including COVID-19), malicious acts, cyberattacks, terrorist acts, civil unrest and climate change;

•	the degree to which we are leveraged and our inability to refinance our indebtedness;

•	deterioration of the credit quality of the securities and loans in our investment portfolio;

•	failure to adequately describe and administer, or meet any of the complex product and regulatory requirements relating to, the many complex features and options contained in our annuities;

•	our counterparties’ requirements to pledge collateral or make payments related to declines in estimated fair value of specified assets and changes in the actual or perceived soundness or condition of other financial institutions and market participants;

•	inadequate reserves due to differences between our actual experience and management’s estimates and assumptions;

•	significant deviations from our assumptions regarding the probabilities that our annuity contracts will remain in force from one period to the next;

•	changes in the levels of amortization of deferred acquisition costs (“DAC”);

•	changes in accounting standards;

•	models that rely on a number of estimates, assumptions, sensitivities and projections that are inherently uncertain and which may contain misjudgments and errors;

•	a downgrade in our financial strength or credit ratings;

•	competition from other insurance companies, banks, asset managers and other financial institutions;

•	failure of our risk management policies and procedures to adequately identify, monitor and manage risks, which could leave us exposed to unidentified or unanticipated risks;

•	changes in U.S. federal income or other tax laws or the interpretation of tax laws;

•	changes in U.S. federal, state and other securities and state insurance laws and regulations; and

•	adverse outcomes of legal or regulatory actions.

The risks and uncertainties included here are not exhaustive. See “Risk Factors.” Moreover, we operate in a rapidly changing and competitive environment. New risk factors emerge from time to time, and it is not possible for management to predict all such risk factors.

Further, it is not possible to assess the effect of all risk factors on our businesses or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. In addition, we disclaim any obligation to update any forward-looking statements to reflect events or circumstances that occur after the date of this prospectus except as otherwise required by law.

JACKSON FINANCIAL INC.

We help Americans grow and protect their retirement savings and income to enable them to pursue financial freedom for life. We believe that we are uniquely positioned in our markets because of our differentiated products, well-known brand and disciplined risk management. Our market leadership is supported by our efficient and scalable operating platform and industry-leading distribution network. We believe these core strengths will enable us to grow profitably as an aging U.S. population transitions into retirement.

We offer a diverse suite of annuities to retail investors in the United States. Our variable annuities have been among the best-selling products of their kind in the United States primarily due to the differentiated features we offer as compared to our competitors, in particular the wider range of investment options and greater freedom to invest across multiple investment options. We also offer fixed index annuities and fixed annuities and began offering a registered index-linked annuity (“RILA”) in October 2021. Also in the fourth quarter of 2021, we entered the defined contribution market as a carrier in the AllianceBernstein Lifetime Income Strategy.

We sell our products through a distribution network that includes independent broker-dealers, wirehouses, regional broker-dealers, banks, and independent registered investment advisors, third-party platforms and insurance agents. We have been the top selling retail annuity company in the United States for eight of the past nine years, according to the Life Insurance Marketing and Research Association (“LIMRA”).

Our operating platform is scalable and efficient. We administer approximately 75% of our in-force policies on our in-house policy administration platform. The remainder of our business is administered through established third-party arrangements. We believe that our operating platform provides us with a competitive advantage by allowing us to grow efficiently and provide superior customer service.

Our principal executive office is located at 1 Corporate Way, Lansing, Michigan 48951, and our telephone number at that address is (517) 381-5500.

RISK FACTORS

Investing in securities to which this prospectus relates involves risks. Before deciding to purchase any of the securities to which this prospectus relates, you should carefully consider the discussion of risks and uncertainties under the heading “Risk Factors” in our Form 10 General Form for Registration of Securities or “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K, as the case may be, and under similar headings in our subsequent Quarterly Reports on Form 10-Q, as well as the other risks and uncertainties described in any other documents incorporated by reference in this prospectus or in any applicable prospectus supplement. See the section entitled “Where You Can Find More Information” in this prospectus.

USE OF PROCEEDS

Unless otherwise stated in any applicable prospectus supplement, we will use the net proceeds from the sale of any securities that may be offered hereby for general corporate purposes. Pending such use, any net proceeds may be invested temporarily in short-term, interest-bearing securities and/or similar assets as we may determine.

GENERAL DESCRIPTION OF SECURITIES

We or a selling securityholder may under this prospectus offer debt securities; common stock; preferred stock; depositary shares; warrants to purchase debt securities, common stock or preferred stock; purchase contracts; units; any combination of the foregoing, either individually or as units consisting of two or more securities; or hybrid securities consisting of a combination of features of any of the foregoing.

The following description of the terms of the securities we or a selling securityholder may offer under this prospectus sets forth some general terms and provisions of these securities. The particular terms of securities offered by us or a selling securityholder under this prospectus and the extent, if any, to which the general terms set forth in this prospectus do not apply to those securities will be described in one or more prospectus supplements. In addition, if we or a selling securityholder offer two or more securities as units, the terms of the units will be described in one or more prospectus supplements. To the extent the information contained in any applicable prospectus supplement differs from the general description set forth in this prospectus, you should rely on the information in that prospectus supplement.

DESCRIPTION OF SENIOR AND SUBORDINATED DEBT SECURITIES

General

We may offer unsecured senior debt securities or subordinated debt securities. We refer to the senior debt securities and the subordinated debt securities together in this prospectus as the “debt securities.” The junior subordinated debt securities that we may offer are described below under “Description of Junior Subordinated Debt Securities.”

Unless the applicable prospectus supplement states otherwise:

•	we will issue the senior debt securities in one or more series under the senior indenture, dated as of November 23, 2021, between Jackson Financial Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee (as amended and supplemented through the date hereof, the “senior indenture”), and

•	we will issue subordinated debt securities in one or more series under a subordinated indenture, which we refer to as the “subordinated indenture,” to be entered into between us and The Bank of New York Mellon Trust Company, N.A., as trustee.

We refer to the senior indenture and the subordinated indenture as the indentures.

The indentures do not limit the aggregate principal amount of debt securities that we may issue and provide that we may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. We may issue additional debt securities of a particular series without the consent of the holders of the debt securities of that series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture. The indentures do not limit our ability to incur other debt.

The senior indenture and the form of subordinated indenture are filed as exhibits to the registration statement of which this prospectus forms a part and you should read the indentures for provisions that may be important to you. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indentures and the debt securities, including the definitions therein of certain terms.

Ranking of the Debt Securities

The debt securities will be direct, unsecured obligations of the Issuer. The senior debt securities will rank equally in right of payment with all of our other senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to all of our present and future “senior indebtedness” (as defined in the subordinated indenture). See “—Subordination under the Subordinated Indenture.”

The Issuer is a holding company and has no direct operations. We conduct all of our business operations through our subsidiaries, meaning we derive substantially all of our operating income from, and hold substantially all of our assets through, our subsidiaries. We will depend on the cash at the holding company and dividends from our subsidiaries to meet our obligations under the debt securities. As a consequence, our ability to satisfy our obligations under the debt securities depends on our ability to receive distributions from these subsidiaries. These subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts due on our debt securities or to provide us with funds for our payment obligations, whether by dividends, distributions, loans or otherwise. As a result, the debt securities will be structurally subordinated to all debt, other liabilities (including liabilities to policyholders and contract holders) and preferred equity of our subsidiaries, which means that creditors and preferred equity holders of the subsidiaries will be paid from the subsidiaries’ assets before holders of the debt securities would have any claims to those assets. If the cash we receive from our subsidiaries is insufficient to fund obligations under the debt securities, we may be required to raise cash through the incurrence of indebtedness, the issuance of additional equity or the sale of assets.

Our insurance company subsidiaries are subject to various statutory and regulatory restrictions, which, among other things, regulate their payment of dividends and other distributions to us. In general, dividends in excess of prescribed limits require insurance regulatory approval. In addition, insurance regulators may prohibit the payment of dividends or other payments to us by our insurance subsidiaries if they determine that the payment could be adverse to the interests of our policyholders or contract holders.

Terms of the Debt Securities

We may issue the debt securities in one or more series through an indenture that supplements the senior indenture or the subordinated indenture or through a resolution of our Board of Directors or an authorized committee thereof (the “Board”).

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

•	the title of the debt securities of the series;

•	whether the debt securities are senior debt securities or subordinated debt securities;

•	any limit upon the aggregate principal amount of the debt securities;

•	the price or prices at which the Issuer will sell the debt securities;

•	the maturity date or dates of the debt securities of the series;

•	the rate or rates at which the debt securities will bear interest or the method of determining such rate or rates, if any;

•	the date or dates from which any interest will accrue, the dates on which interest will be payable or the method by which such date or dates will be determined and the record date for determining who is entitled to the interest payable on any interest payment date;

•	with respect to the subordinated debt securities, the right, if any, to extend the interest payment periods for the series, the maximum duration of any such extension period and the terms, conditions and covenants related thereto;

•	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

•	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable;

•	if the Issuer possesses the option to do so, the periods within which and the prices at which the Issuer may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, the other terms and conditions of any such provisions and the manner in which the particular debt securities are to be selected for redemption;

•	the Issuer’s obligation, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which the Issuer will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

•	the denominations in which the debt securities will be issued, if other than denominations of $2,000 and integral multiples of $1,000 in excess thereof;

•	the portion, or methods of determining the portion, of the principal amount of the debt securities which the Issuer must pay upon the acceleration of the maturity of the debt securities in connection with an event of default (as described below), if other than the full principal amount;

•	the currency, currencies or currency unit in which the Issuer will pay the principal of (and premium, if any) or interest, if any, on the debt securities, if not U.S. dollars and the manner of determining the equivalent thereof in U.S. dollars;

•	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

•	any deletions from, modifications of, or additions to, the events of default or the Issuer’s covenants with respect to the applicable series of debt securities;

•	the application, if any, of the terms of the indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

•	the terms, if any, upon which the holders may or are required to convert or exchange such debt securities into or for common stock or other securities or property of the Issuer, including the conversion or exchange price (which may be adjusted), or method of determining the conversion or exchange price, and the conversion or exchange period;

•	whether any of the debt securities will be issued in global or certificated form and, if so, the terms and conditions upon which global debt securities may be exchanged for certificated debt securities;

•	the depositary for global or certificated debt securities;

•	the forms of the debt securities;

•	if applicable, a discussion of certain material U.S. federal income tax considerations applicable to specific debt securities;

•	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;

•	any trustees, authenticating or paying agents, transfer agents or registrars, calculation agents or other agents with respect to the debt securities;

•	any restrictions on the registration, transfer or exchange of the debt securities;

•	whether the subordination provisions summarized below or different subordination provisions will apply to the subordinated debt securities; and

•	any other terms of the debt securities not inconsistent with the provisions of the indentures, as amended or supplemented.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

Debt securities may also be issued under the indentures upon the exercise of warrants or delivery upon settlement of purchase contracts. See “Description of Warrants” and “Description of Purchase Contracts.”

Conversion or Exchange Rights

The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for securities described in this prospectus. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. These provisions may allow or require the number of shares of the Issuer’s common stock or other securities to be received by the holders of such series of debt securities to be adjusted.

Special Payment Terms of the Debt Securities

Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the U.S. federal income tax consequences and special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies or currency units, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.

Denominations, Registration and Transfers

Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be issued in fully registered form, without coupons, and in denominations of $2,000 and integral multiples of $1,000 in excess thereof. Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be represented by one or more global certificates registered in the name of a nominee for The Depository Trust Company (“DTC”). In such case, each holder’s beneficial interest in the global securities will be shown on the records of DTC and transfers of beneficial interests will only be effected through DTC’s records.

A holder of debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder’s name if:

•	DTC notifies the Issuer that it is unwilling or unable to continue serving as the depositary for the relevant global securities, or DTC ceases to maintain certain qualifications under the Exchange Act and no successor depositary has been appointed for 90 days; or

•	the Issuer determines, in its sole discretion and subject to the procedures of DTC, that the global debt security shall be exchangeable.

A global security may not be transferred except to another nominee of DTC, or to a successor depositary selected or approved by the Issuer or to a nominee of such successor depositary.

If debt securities are issued in certificated form, they will only be issued in the minimum denomination and integral multiples in excess thereof specified in the accompanying prospectus supplement. Transfers and exchanges of such debt securities will only be permitted in such minimum denomination and integral multiples in excess thereof. Transfers of debt securities in certificated form may be registered at the trustee’s corporate office or at the offices of any paying agent or trustee appointed by the Issuer under the indentures. Exchanges of such debt securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations. There will be no service charge in connection with any exchange or registration of transfer of such debt securities, but payment may be required of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest payment.

Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as the Issuer may designate for such purpose from time to time.

Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by the Issuer and located in the Borough of Manhattan, the City and State of New York, will act as paying agent for payments with respect to debt securities of each series. The Issuer may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that the Issuer will be required to maintain an office or agency in each place of payment for the debt securities of a particular series.

Unless otherwise indicated in the applicable prospectus supplement and subject to applicable law, any money or governmental obligations deposited with the trustee or any paying agent, or then held by the Issuer, in trust, for the payment of the principal, interest or premium on any debt security of any series which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to the Issuer at its option and upon its request or (if then held by the Issuer) will be discharged from such trust, and the holder of such debt security thereafter may look only to the Issuer for payment thereof.

Redemption

Unless otherwise indicated in the applicable prospectus supplement, we may, at our option, redeem any series of debt securities after its issuance date, in whole or in part, at any time and from time to time. Unless otherwise indicated in the applicable prospectus supplement, we may redeem debt securities in denominations larger than $2,000 but only in integral multiples of $1,000 in excess thereof.

Unless otherwise indicated in the applicable prospectus supplement, debt securities will not be subject to any sinking fund.

Redemption Price

Unless otherwise indicated in the applicable prospectus supplement, the redemption price for any debt security which we redeem will equal the applicable redemption price for debt securities of such series, together with interest accrued thereon to, but not including, the date fixed for redemption.

Notice of Redemption

Unless otherwise indicated in the applicable prospectus supplement, we will transmit, or cause the trustee to transmit, a notice of any redemption of debt securities at least 10 days but not more than 60 days before the redemption date to the registered holders of the debt securities at their addresses as shown on the security register; provided, however, that notice of redemption may be sent more than 60 days prior to the redemption date if such notice is sent in connection with a legal defeasance or a satisfaction and discharge of the relevant indenture. Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the debt securities or the portions called for redemption.

Restrictive Covenants Applicable to Senior Debt Securities

Unless otherwise indicated in the applicable prospectus supplement, the following restrictive covenants shall apply to each series of senior debt securities:

Limitation on Liens on Stock of Certain Subsidiaries

So long as any senior debt securities are outstanding, neither the Issuer nor any of its subsidiaries will, at any time directly or indirectly, create, assume, incur or guarantee any debt for money borrowed that is secured by any mortgage, pledge, lien, security interest or other encumbrance on any shares of capital stock (defined as shares or units of, rights to purchase, warrants or options for, or other equivalent interests in equity of an entity and any preferred stock of a corporation or company) of:

•	Jackson National Life;

•	any successor to substantially all of the business of Jackson National Life that is a direct or indirect subsidiary of the Issuer; or

•	any entity (other than the Issuer) having direct or indirect control of Jackson National Life, or any such successor.

However, this restriction will not apply if the senior debt securities then outstanding are equally and ratably secured with such secured debt so long as such debt is so secured.

Limitations on Dispositions of Stock of Certain Subsidiaries

So long as any senior debt securities are outstanding and subject to the provisions of the senior indenture regarding mergers, consolidations and transfers of assets, neither the Issuer nor any of its subsidiaries will sell or otherwise dispose of any shares of capital stock (other than preferred stock having no voting rights of any kind) of:

•	Jackson National Life;

•	any successor to substantially all of the business of Jackson National Life that is also a direct or indirect subsidiary of the Issuer; or

•	any entity (other than the Issuer) having direct or indirect control of Jackson National Life or any such successor;

except for, in each case:

•	a sale or other disposition of any shares of such capital stock to the Issuer or to one of its direct or indirect wholly-owned subsidiaries;

•	a sale or other disposition of any shares of such capital stock for at least fair market value (as determined by the board of directors of the company effecting such sale or disposition, acting in good faith); or

•	a sale or other disposition required to comply with an order of a court or regulatory authority of competent jurisdiction, other than an order issued at the Issuer’s request or the request of any subsidiary of the Issuer.

Covenants Applicable to Senior and Subordinated Debt Securities

Consolidation, Merger, Transfer of Assets and Other Transactions

So long as any debt securities are outstanding, the Issuer may not (i) merge with or into or consolidate with another entity, or (ii) convey, lease or otherwise transfer all or substantially all of its assets to any other entity other than to one of the Issuer’s direct or indirect wholly-owned subsidiaries, and no entity may merge with or into or consolidate with the Issuer, in each case unless:

•	the Issuer is the surviving entity, or the entity formed by or surviving such merger or consolidation or to which such conveyance, lease or transfer has been made, if other than the Issuer, is organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and has expressly assumed by supplemental indenture all of the Issuer’s obligations under the debt securities and the indenture;

•	immediately after giving effect to such transaction, no default or event of default has occurred and is continuing; and

•	the Issuer delivers to the trustee an officers’ certificate and an opinion of counsel, each to the effect that such supplemental indenture complies with the indenture.

This prohibition will not apply to (i) the direct or indirect conveyance or transfer of all or any portion of the capital stock, assets or liabilities of any of the Issuer’s direct or indirect wholly-owned subsidiaries to the Issuer or any of its direct or indirect wholly-owned subsidiaries or (ii) the consolidation or merger of any of the Issuer’s direct or indirect wholly-owned subsidiaries (including Jackson Holdings LLC) with and into the Issuer.

Reporting Covenant

For so long as the Issuer is subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, the indentures will require the Issuer to file with the trustee and make available to holders of the debt securities (without exhibits), without cost to any holder, all documents the Issuer files with, or furnishes to, the SEC under the Exchange Act, within 15 days after the Issuer files them with, or furnishes them to, the SEC. Any such documents that are publicly available through the EDGAR system (or any successor system) of the SEC shall be deemed to have been filed with the trustee and made available to holders in accordance with the Issuer’s obligations hereunder.

Delivery of such reports, statements, information and documents to the trustee shall be for informational purposes only and the trustee’s receipt of such reports, information and documents shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of the covenants contained in the relevant indenture (as to which the trustee will be entitled to conclusively rely upon an officer’s certificate). The trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, the Issuer’s compliance with the covenants or with respect to any reports or other documents filed with the SEC or EDGAR or any website under the relevant indenture.

Events of Default, Notice and Waiver

Unless otherwise indicated in the applicable prospectus supplement, the following shall constitute “events of default” under the indentures with respect to each series of debt securities:

•	the Issuer’s failure to pay any interest on any debt security of such series when due and payable, continued for 30 days;

•	the Issuer’s failure to pay principal of or premium, if any, on any debt security of such series when due, whether at maturity, redemption, acceleration or otherwise, or is required by any sinking or analogous fund established with respect to such series;

•	the Issuer’s failure to observe or perform any other of the covenants or agreements with respect to such series for 90 days after written notice of such failure is given to the Issuer by the trustee, or to the Issuer and the trustee by the holders of at least 25% in principal amount of the debt securities of that series outstanding;

•	certain defaults with respect to the Issuer’s indebtedness for money borrowed which result in a principal amount in excess of $150 million becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable; and

•	certain events of bankruptcy, insolvency or reorganization of the Issuer.

If an event of default (other than an event of default involving certain events of bankruptcy, insolvency or reorganization of the Issuer) with respect to any debt securities of any series outstanding under either of the indentures shall occur and be continuing, the trustee under such indenture or the holders of at least 25% in aggregate principal amount of the debt securities of that series outstanding may declare, by notice as provided in the applicable indenture, the principal amount (or such lesser amount as may be provided for in the debt securities of that series) of all the debt securities of that series outstanding to be due and payable immediately. In the case of an event of default involving certain events of bankruptcy, insolvency, reorganization, winding up or liquidation of the Issuer, the principal amount of all debt securities of any series outstanding will automatically become due and payable immediately. After any such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived. Upon the acceleration of the maturity of original issue discount debt securities, an amount less than the principal amount thereof will become due and payable. Reference is made to the prospectus supplement relating to any original issue discount debt securities for the particular provisions relating to acceleration of maturity thereof.

Any past default under either indenture with respect to debt securities of any series, and any event of default arising therefrom, may be waived by the holders of a majority in principal amount of all debt securities of such series outstanding under such indenture, except in the case of (i) default in the payment of the principal of (or premium, if any) or interest on any debt securities of such series or (ii) default in respect of a covenant or provision which may not be amended or modified without the consent of the holder of each outstanding debt security of such series affected.

The trustee is required, within 90 days after the occurrence of a default (of which it has received written notice and which is continuing), with respect to the debt securities of any series (without regard to any grace period or notice requirements), to give to the holders of the debt securities of such series notice of such default; provided, however, that, except in the case of a default in the payment of the principal of (and premium, if any) or interest on any debt securities of such series, the trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of the debt securities of such series.

The trustee may require indemnification satisfactory to it by the holders of the debt securities of any series with respect to which a default has occurred before proceeding to exercise any right or power under the applicable indenture at the request of the holders of the debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series under the applicable indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of such series.

No holder of a debt security of any series may institute any action against the Issuer under either of the indentures (except the right of any holder to institute suit for enforcement of any overdue principal of

(and premium, if any) and interest on such debt security or for the conversion or exchange of such debt security in accordance with its terms) unless (i) the holder has given to the trustee written notice of an event of default and of the continuance thereof with respect to the debt securities of such series specifying an event of default, as required under the applicable indenture, (ii) the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding under such indenture shall have requested the trustee to institute such action, (iii) such holder or holders shall have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request, (iv) the trustee shall not have instituted such action within 60 days of such request and (v) during such 60-day period, the holders of a majority in principal amount of the debt securities of that series do not give the trustee a direction inconsistent with the request.

The Issuer is required to furnish annually to the trustee statements as to the Issuer’s compliance with all conditions and covenants under each indenture. If the Issuer is in default, such statement shall specify all such defaults and the nature and status thereof of which the Issuer may have knowledge. The Issuer will be required, within 10 business days after becoming aware of any default, to deliver to the trustee a written notice specifying such default.

Modification and Waiver

Under the indentures, the Issuer and the applicable trustee may supplement the indentures for certain purposes, including to make any change that would not materially adversely affect the rights of the holders of debt securities of any series, without the consent of those holders. The Issuer and the applicable trustee may modify the indentures or any supplemental indenture in a manner that affects the interests or rights of the holders of debt securities with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series issued under such indenture. However, the indentures require the consent of each holder of debt securities that would be affected by any modification that would:

•	extend the fixed maturity of any debt securities of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof;

•	reduce the amount of principal of an original issue discount debt security or any other debt security payable upon acceleration of the maturity thereof;

•	change the obligation of the Issuer to maintain an office or agency and for the purposes specified in the indentures;

•	change the currency in which any debt security or any premium or interest is payable;

•	impair the right to enforce any payment on or with respect to any debt security;

•	adversely change the right to convert or exchange, including decreasing the conversion rate or increasing the conversion price of, any debt security (if applicable);

•	reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the indentures or for waiver of compliance with certain provisions of the indentures or for waiver of certain defaults;

•	reduce the requirements contained in the indentures for the consent of holders of any debt securities; or

•	modify any of the above provisions.

Each indenture permits the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series issued under such indenture which is affected by the modification or amendment to waive the Issuer’s compliance with certain covenants contained in such indenture.

Defeasance and Covenant Defeasance

If indicated in the applicable prospectus supplement, the Issuer may elect either (i) to defease and be discharged from any and all obligations with respect to the debt securities of or within any series (except as otherwise provided in the relevant indenture) (“defeasance”) or (ii) to be released from its obligations with respect to certain covenants applicable to the debt securities of or within any series (“covenant defeasance”), upon the deposit with the relevant trustee, in trust for such purpose, of money and/or government obligations which, in the opinion of a nationally recognized certified public accounting firm, through the payment of principal and interest in accordance with their terms, will provide money in an amount sufficient, without reinvestment, to pay the principal of (and premium, if any) or interest on such debt securities to maturity or redemption, as the case may be. As a condition to defeasance or covenant defeasance, the Issuer must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the relevant indenture. In addition, in the case of either defeasance or covenant defeasance, the Issuer shall have delivered to the trustee (i) an officers’ certificate to the effect that the relevant securities exchange(s) have informed it that neither such debt securities nor any other debt securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit, and (ii) an officers’ certificate and an opinion of counsel, each to the effect that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with. The Issuer may exercise its defeasance option with respect to the debt securities notwithstanding its prior exercise of its covenant defeasance option.

Subordination under the Subordinated Indenture

The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to all of our senior indebtedness (as described below).

For purposes of subordinated debt securities, “senior indebtedness” means all amounts due on obligations in connection with any of the following, whether outstanding at the date of execution of the subordinated indenture or thereafter incurred, created or assumed, and any amendments, renewals, extensions or modifications of any such obligations:

•	the principal of and premium, if any, and interest due in respect of indebtedness of the Issuer for borrowed money and indebtedness evidenced by securities, debentures, notes, bonds or other written instruments issued by the Issuer;

•	all obligations of the Issuer as lessee under leases required to be capitalized on its balance sheet under generally accepted accounting principles and leases of property or assets made as part of any sale and lease-back transaction to which the Issuer is a party;

•	all obligations of the Issuer issued or assumed as the deferred purchase price of property, assets or businesses, all conditional sale obligations of the Issuer and all obligations of the Issuer under any title retention agreement (but excluding trade accounts payable in the ordinary course of business);

•	all obligations of the Issuer for the reimbursement on any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction;

•	all obligations of the Issuer in respect of commodity contracts, interest rate swap, cap, floor, collar or other agreements, interest rate future or options contracts, currency swap agreements, currency future or option contracts and other similar agreements;

•	all obligations of the types referred to above of other persons for the payment of which the Issuer is responsible or liable as obligor, guarantor or otherwise; and

•	all obligations of the types referred to above of other persons secured by any lien on any property or asset of the Issuer (whether or not such obligation is assumed by the Issuer).

“Senior indebtedness” does not include:

•	indebtedness or monetary obligations to trade creditors created or assumed by the Issuer in the ordinary course of business in connection with the obtaining of materials or services; or

•	any obligation or indebtedness that is, by its terms, subordinated in right of payment to, or ranks equally in right of payment with, the subordinated debt securities.

Senior indebtedness shall continue to be senior indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such senior indebtedness.

Unless otherwise noted in the accompanying prospectus supplement, if the Issuer defaults in the payment of any principal of and premium, if any, or interest or any other payment due on any senior indebtedness, or if the maturity of any senior indebtedness of the Issuer has been declared due and payable prior to the date on which it would otherwise have become due and payable, then, unless and until such default is cured or waived or ceases to exist or any acceleration is rescinded or annulled, the Issuer will make no payment or distribution of any kind or character, whether in cash, property or securities, with respect to the principal (including any redemption, retirement, purchase or other acquisition of any subordinated debt securities) of and premium, if any, or interest on the subordinated debt securities or any sinking fund payment, subject to limited exceptions.

If any of the following events occurs, the Issuer will pay in full all senior indebtedness before it makes under the subordinated debt securities any payment or distribution of assets of the Issuer of any kind or character, whether in cash, property or securities, to any holder of subordinated debt securities:

•	any dissolution, winding up, liquidation or reorganization of the Issuer, whether voluntary or involuntary or in bankruptcy, insolvency or receivership;

•	any general assignment by the Issuer for the benefit of creditors;

•	any marshaling of the Issuer’s assets or liabilities for the benefit of creditors;

•	other similar proceedings.

In such event, any payment by the Issuer or distribution of assets of the Issuer of any kind or character, whether in cash, property or securities, under the subordinated debt securities, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the subordinated debt securities, will be paid or delivered directly to the holders of senior indebtedness in accordance with the priorities then existing among such holders until all senior indebtedness has been paid in full. If any payment or distribution under the subordinated debt securities is received by the trustee of any subordinated debt securities in contravention of any of the terms of the subordinated indenture and before all the senior indebtedness has been paid in full, such payment or distribution or security will be received in trust for the benefit of, and paid over or delivered and transferred to, the holders of the senior indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all senior indebtedness remaining unpaid to the extent necessary to pay all such senior indebtedness in full.

Neither of the indentures limits the issuance of additional senior indebtedness.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

Information Concerning the Trustee

The trustee will have all the duties and responsibilities of an indenture trustee specified in the Trust Indenture Act of 1939, as amended. The trustee will not be required to exercise any of its powers under the indentures at your request, unless you offer indemnity satisfactory to it against the costs, expenses and liabilities which the trustee might incur. The rights, privileges, protections and benefits, including its right to be indemnified, given to the trustee under the indentures will also be extended to each agent, custodian and other person employed to act thereunder.

The trustee may act as depositary for funds of, makes loans to, and perform other services for, us and our subsidiaries in the normal course of business.

DESCRIPTION OF JUNIOR SUBORDINATED DEBT SECURITIES

General

We may offer unsecured junior subordinated debt securities, which we refer to in this prospectus as the “junior subordinated debt securities.” The junior subordinated debt securities will be unsecured, subordinate and junior in right of payment, as described in the junior subordinated indenture, to all of our senior indebtedness (as defined in the junior subordinated indenture), which includes all debt issued under the senior indenture or the subordinated indenture.

Unless the applicable prospectus supplement states otherwise, we will issue the junior subordinated debt securities in one or more series under a junior subordinated indenture, which we refer to as the “junior subordinated indenture”), to be entered into between us and The Bank of New York Mellon Trust Company, N.A., as trustee.

The junior subordinated indenture does not limit the aggregate principal amount of junior subordinated debt securities that we may issue and provides that we may issue junior subordinated debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. We may issue additional junior subordinated debt securities of a particular series without the consent of the holders of the junior subordinated debt securities of such series outstanding at the time of the issuance. Any such additional junior subordinated debt securities, together with all other outstanding junior subordinated debt securities of that series, will constitute a single series of junior subordinated debt securities under the junior subordinated indenture. The junior subordinated indenture does not limit our ability to incur other debt.

The form of junior subordinated indenture is filed as an exhibit to the registration statement of which this prospectus forms a part, and you should read the junior subordinated indenture for provisions that may be important to you. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the junior subordinated indenture and the junior subordinated debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the junior subordinated indenture and the junior subordinated debt securities, including the definitions therein of certain terms.

Ranking of the Junior Subordinated Debt Securities

The junior subordinated debt securities will be direct, unsecured obligations of the Issuer and will rank equally in right of payment with all of our other junior subordinated obligations, including, unless otherwise specified in the prospectus supplement relating to such series or such securities, all other series of junior subordinated debt securities. The junior subordinated debt securities will be subordinate and junior in right of payment to all of our present and future “senior indebtedness” (as defined in the junior subordinated indenture). See “—Subordination under the Junior Subordinated Indenture.”

The Issuer is a holding company and has no direct operations. We conduct all of our business operations through our subsidiaries, meaning we derive substantially all of our operating income from, and hold substantially all of our assets through, our subsidiaries. We will depend on the cash at the holding company and dividends from our subsidiaries to meet our obligations under the junior subordinated debt securities. As a consequence, our ability to satisfy our obligations under the junior subordinated debt securities depends on our ability to receive distributions from these subsidiaries. These subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts due on our debt securities or to provide us with funds for our payment obligations, whether by dividends, distributions, loans or otherwise. As a result, the junior subordinated debt securities will be structurally subordinated to all debt, other liabilities (including liabilities to policyholders and contract holders) and preferred equity of our subsidiaries, which means that creditors and preferred equity holders of the subsidiaries will be paid from the subsidiaries’ assets before holders of the junior subordinated debt securities would have any claims to those assets. If the cash we receive from our subsidiaries is insufficient to fund obligations under the junior subordinated debt securities, we may be required to raise cash through the incurrence of indebtedness, the issuance of additional equity or the sale of assets.

Our insurance company subsidiaries are subject to various statutory and regulatory restrictions, which, among other things, regulate their payment of dividends and other distributions to us. In general, dividends in excess of prescribed limits require insurance regulatory approval. In addition, insurance regulators may prohibit the payment of dividends or other payments to us by our insurance subsidiaries if they determine that the payment could be adverse to the interests of our policyholders or contract holders.

Terms of the Junior Subordinated Debt Securities

We may issue the junior subordinated debt securities in one or more series through an indenture that supplements the junior subordinated indenture or through a resolution of our Board.

The prospectus supplement will describe the terms relating to the specific series of junior subordinated debt securities being offered. These terms will include some or all of the following:

•	the title of the junior subordinated debt securities of the series;

•	any limit upon the aggregate principal amount of the junior subordinated debt securities of the series;

•	the price or prices at which the Issuer will sell the junior subordinated debt securities;

•	the maturity date or dates of the junior subordinated debt securities of the series;

•	the rate or rates of interest at which the junior subordinated debt securities will bear interest or the method of determining such rate or rates, if any;

•	the date or dates from which any interest will accrue, the dates on which interest will be payable or the method by which such date or dates will be determined and the record date for determining who is entitled to the interest payable on any interest payment date;

•	the right, if any, to extend the interest payment periods for the series, the maximum duration of any such extension period and the terms, conditions and covenants related thereto;

•	whether the amount of payments of principal of (and premium, if any) or interest on the junior subordinated debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

•	the place or places where the principal of (and premium, if any) and interest on the junior subordinated debt securities will be payable;

•	if the Issuer possesses the option to do so, the periods within which and the prices at which the Issuer may redeem the junior subordinated debt securities, in whole or in part, pursuant to optional redemption provisions, the other terms and conditions of any such provisions and the manner in which the particular junior subordinated debt securities are to be selected for redemption;

•	the Issuer’s obligation, if any, to redeem, repay or purchase junior subordinated debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the junior subordinated debt securities, and the period or periods within which and the price or prices at which the Issuer will redeem, repay or purchase the junior subordinated debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

•	the denominations in which the junior subordinated debt securities will be issued if other than denominations of $2,000 and integral multiples of $1,000 in excess thereof;

•	the portion, or methods of determining the portion, of the principal amount of the junior subordinated debt securities which the Issuer must pay upon the acceleration of the maturity of the junior subordinated debt securities in connection with an event of default (as described below), if other than the full principal amount;

•	the currency, currencies or currency unit in which the Issuer will pay the principal of (and premium, if any) or interest, if any, on the junior subordinated debt securities, if not U.S. dollars and the manner of determining the equivalent thereof in U.S. dollars;

•	provisions, if any, granting special rights to holders of the junior subordinated debt securities upon the occurrence of specified events;

•	any deletions from, modifications of or additions to the events of default or the Issuer’s covenants with respect to the applicable series of junior subordinated debt securities;

•	the application, if any, of the terms of the junior subordinated indenture relating to defeasance and covenant defeasance (which terms are described below) to the junior subordinated debt securities;

•	the terms, if any, upon which the holders may or are required to convert or exchange such junior subordinated debt securities into or for common stock or other securities or property of the Issuer, including the conversion or exchange price (which may be adjusted), or method of determining the conversion or exchange price, and the conversion or exchange period;

•	whether any of the junior subordinated debt securities will be issued in global or certificated form and, if so, the terms and conditions upon which global junior subordinated debt securities may be exchanged for certificated junior subordinated debt securities;

•	the depositary for global or certificated junior subordinated debt securities;

•	the forms of the junior subordinated debt securities;

•	if applicable, a discussion of certain material U.S. federal income tax considerations applicable to specific junior subordinated debt securities;

•	any change in the right of the trustee or the requisite holders of junior subordinated debt securities to declare the principal amount thereof due and payable because of an event of default;

•	any trustees, authenticating or paying agents, transfer agents or registrars, calculation agents or other agents with respect to the junior subordinated debt securities;

•	any restrictions on the registration, transfer or exchange of the junior subordinated debt securities;

•	whether the subordination provisions summarized below or different subordination provisions will apply to the junior subordinated debt securities; and

•	any other terms of the junior subordinated debt securities not inconsistent with the provisions of the junior subordinated indenture, as amended or supplemented.

Unless otherwise specified in the applicable prospectus supplement, the junior subordinated debt securities will not be listed on any securities exchange.

Junior subordinated debt securities may also be issued under the junior subordinated indenture upon the exercise of warrants or delivery upon settlement of purchase contracts. See “Description of Warrants” and “Description of Purchase Contracts.”

Option to Defer Payment of Interest

If provided in the applicable prospectus supplement, so long as no event of default with respect to the junior subordinated debt securities of such series has occurred and is continuing, we will have the right during the term of any series of junior subordinated debt securities to defer payment of interest otherwise due and payable on the junior subordinated debt securities for a period, including further deferrals of interest during any such period, subject to the terms, conditions and covenants as may be described in the applicable prospectus supplement. However, we may not defer payment of interest beyond the maturity date or earlier redemption or acceleration of such series of junior subordinated debt securities.

Conversion or Exchange Rights

The prospectus supplement will describe the terms, if any, on which a series of the junior subordinated debt securities may be convertible into or exchangeable for securities described in this prospectus. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. These provisions may allow or require the number of shares of the Issuer’s common stock or other securities to be received by the holders of such series of junior subordinated debt securities to be adjusted.

Special Payment Terms of the Junior Subordinated Debt Securities

Junior subordinated debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the U.S. federal income tax consequences and special considerations applicable to any series of junior subordinated debt securities. The junior subordinated debt securities may also be issued as indexed securities or securities denominated in foreign currencies or currency units, as described in more detail in the prospectus supplement relating to any of the particular junior subordinated debt securities. The prospectus supplement relating to specific junior subordinated debt securities will also describe any special considerations and certain additional tax considerations applicable to such junior subordinated debt securities.

Denominations, Registration and Transfers

Unless otherwise indicated in the applicable prospectus supplement, the junior subordinated debt securities will be issued in fully registered form, without coupons, and in denominations of $2,000 and integral multiples of $1,000 in excess thereof. Unless otherwise indicated in the applicable prospectus supplement, the junior subordinated debt securities will be represented by one or more global certificates registered in the name of a nominee for DTC. In such case, each holder’s beneficial interest in the global securities will be shown on the records of DTC and transfers of beneficial interests will only be effected through DTC’s records.

A holder of junior subordinated debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder’s name if:

•	DTC notifies the Issuer that it is unwilling or unable to continue serving as the depositary for the relevant global securities, or DTC ceases to maintain certain qualifications under the Exchange Act and no successor depositary has been appointed for 90 days; or

•	the Issuer determines, in its sole discretion and subject to the procedures of DTC, that the global debt security shall be exchangeable.

A global security may not be transferred except to another nominee of DTC, or to a successor depositary selected or approved by the Issuer or to a nominee of such successor depositary.

If junior subordinated debt securities are issued in certificated form, they will only be issued in the minimum denomination and integral multiples in excess thereof specified in the accompanying prospectus supplement. Transfers and exchanges of such junior subordinated debt securities will only be permitted in such minimum denomination and integral multiples in excess thereof. Transfers of junior subordinated debt securities in certificated form may be registered at the trustee’s corporate office or at the offices of any paying agent or trustee appointed by the Issuer under the junior subordinated indenture. Exchanges of such junior subordinated debt securities for an equal aggregate principal amount of junior subordinated debt securities in different denominations may also be made at such locations. There will be no service charge in connection with any exchange or registration of transfer of such junior subordinated debt securities, but payment may be required of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a junior subordinated debt security on any interest payment date will be made to the person in whose name a junior subordinated debt security is registered at the close of business on the record date for the interest payment.

Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the junior subordinated debt securities of a particular series will be payable at the office of such paying agent or paying agents as the Issuer may designate for such purpose from time to time.

Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by the Issuer and located in the Borough of Manhattan, the City and State of New York, will act as paying agent for payments with respect to junior subordinated debt securities of each series. The Issuer may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that the Issuer will be required to maintain an office or agency in each place of payment for the junior subordinated debt securities of a particular series.

Unless otherwise indicated in the applicable prospectus supplement and subject to applicable law, any money or governmental obligations deposited with the trustee or any paying agent, or then held by the Issuer, in trust, for the payment of the principal, interest or premium on any junior subordinated debt security of any series which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to the Issuer at its option and upon its request or (if then held by the Issuer) will be discharged from such trust, and the holder of such junior subordinated debt security thereafter may look only to the Issuer for payment thereof.

Redemption

Unless otherwise indicated in the applicable prospectus supplement, we may, at our option, redeem any series of junior subordinated debt securities after its issuance date, in whole or in part, at any time and from time to time. Unless otherwise indicated in the applicable prospectus supplement, we may redeem junior subordinated debt securities in denominations larger than $2,000 but only in integral multiples of $1,000 in excess thereof.

Unless otherwise indicated in the applicable prospectus supplement, junior subordinated debt securities will not be subject to any sinking fund.

Redemption Price

Unless otherwise indicated in the applicable prospectus supplement, the redemption price for any junior subordinated debt security which we redeem will equal the applicable redemption price for junior subordinated debt securities of such series, together with interest accrued thereon to, but not including, the date fixed for redemption.

Notice of Redemption

Unless otherwise indicated in the applicable prospectus supplement, we will transmit, or cause the trustee to transmit, a notice of any redemption of junior subordinated debt securities at least 10 days but not more than 60 days before the redemption date to the registered holders of the junior subordinated debt securities at their addresses as shown on the security register; provided, however, that notice of redemption may be sent more than 60 days prior to the redemption date if such notice is sent in connection with a legal defeasance or a satisfaction and discharge of the junior subordinated indenture. Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the junior subordinated debt securities or the portions called for redemption.

Consolidation, Merger, Transfer of Assets and Other Transactions

So long as any junior subordinated debt securities are outstanding, the Issuer may not (i) merge with or into or consolidate with another entity, or (ii) convey, lease or otherwise transfer all or substantially all of its assets to any other entity other than to one of the Issuer’s direct or indirect wholly-owned subsidiaries, and no entity may merge with or into or consolidate with the Issuer, in each case unless:

•	the Issuer is the surviving entity, or the entity formed by or surviving such merger or consolidation or to which such conveyance, lease or transfer has been made, if other than the Issuer, is organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and has expressly assumed by supplemental indenture all of the Issuer’s obligations under the junior subordinated debt securities and the junior subordinated indenture;

•	immediately after giving effect to such transaction, no default or event of default has occurred and is continuing; and

•	the Issuer delivers to the trustee an officers’ certificate and an opinion of counsel, each to the effect that such supplemental indenture complies with the junior subordinated indenture.

This prohibition will not apply to (i) the direct or indirect conveyance or transfer of all or any portion of the capital stock, assets or liabilities of any of the Issuer’s direct or indirect wholly-owned subsidiaries to the Issuer or any of its direct or indirect wholly-owned subsidiaries or (ii) the consolidation or merger of any of the Issuer’s direct or indirect wholly-owned subsidiaries (including Jackson Holdings LLC) with and into the Issuer.

Reporting Covenant

For so long as the Issuer is subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, the junior subordinated indenture will require the Issuer to file with the trustee and make available to holders of the junior subordinated debt securities (without exhibits), without cost to any holder, all documents the Issuer files with, or furnishes to, the SEC under the Exchange Act, within 15 days after the Issuer files them with, or furnishes them to, the SEC. Any such documents that are publicly available through the EDGAR system (or any successor system) of the SEC shall be deemed to have been filed with the trustee and made available to holders in accordance with the Issuer’s obligations hereunder.

Delivery of such reports, statements, information and documents to the trustee shall be for informational purposes only and the trustee’s receipt of such reports, information and documents shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of the covenants contained in the junior subordinated indenture (as to which the trustee will be entitled to conclusively rely upon an officer’s certificate). The trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, the Issuer’s compliance with the covenants or with respect to any reports or other documents filed with the SEC or EDGAR or any website under the junior subordinated indenture.

Events of Default, Notice and Waiver

Unless otherwise indicated in the applicable prospectus supplement, the following shall constitute “events of default” under the junior subordinated indenture with respect to each series of junior subordinated debt securities:

•	certain events of bankruptcy, insolvency or reorganization of the Issuer; and

•	any other event specified in the applicable Board resolution or supplemental indenture under which the series of junior subordinated debt securities is issued.

If an event of default (other than an event of default involving certain events of bankruptcy, insolvency or reorganization of the Issuer) with respect to any junior subordinated debt securities of any series outstanding under the junior subordinated indenture shall occur and be continuing, the trustee or the holders of at least 25% in aggregate principal amount of the junior subordinated debt securities of that series outstanding may declare, by notice as provided in the junior subordinated indenture, the principal amount (or such lesser amount as may be provided for in the junior subordinated debt securities of that series) of all the junior subordinated debt securities of that series outstanding to be due and payable immediately. In the case of an event of default involving certain events of bankruptcy, insolvency, reorganization, winding up or liquidation of the Issuer, the principal amount of all junior subordinated debt securities of any series outstanding will automatically become due and payable immediately. After any such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding junior subordinated debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived. Upon the acceleration of the maturity of original issue discount junior subordinated debt securities, an amount less than the principal amount thereof will become due and payable. Reference is made to the prospectus supplement relating to any original issue discount junior subordinated debt securities for the particular provisions relating to acceleration of maturity thereof.

Any past default under the junior subordinated indenture with respect to junior subordinated debt securities of any series, and any event of default arising therefrom, may be waived by the holders of a majority in principal amount of all junior subordinated debt securities of such series outstanding under the junior subordinated indenture, except in the case of (i) default in the payment of the principal of (or premium, if any) or interest (including any additional interest) on any junior subordinated debt securities of such series or (ii) default in respect of a covenant or provision which may not be amended or modified without the consent of the holder of each outstanding junior subordinated debt security of such series affected.

The trustee is required, within 90 days after the occurrence of a default (of which it has received written notice and which is continuing), with respect to the junior subordinated debt securities of any series (without regard to any grace period or notice requirements), to give to the holders of the junior subordinated debt securities of such series notice of such default; provided, however, that the trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of the junior subordinated debt securities of such series.

The trustee may require indemnification satisfactory to it by the holders of the junior subordinated debt securities of any series with respect to which a default has occurred before proceeding to exercise any right or power under the junior subordinated indenture at the request of the holders of the junior subordinated debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in aggregate principal amount of the outstanding junior subordinated debt securities of any series under the junior subordinated indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the junior subordinated debt securities of such series.

No holder of a junior subordinated debt security of any series may institute any action against the Issuer under the junior subordinated indenture (except the right of any holder to institute suit for enforcement of any overdue principal of (and premium, if any) and interest on such junior subordinated debt security or for the conversion or exchange of such junior subordinated debt security in accordance with its terms) unless (i) the holder has given to the trustee written notice of an event of default and of the continuance thereof with respect to the junior subordinated debt securities of such series specifying an event of default, as required under the junior subordinated indenture, (ii) the holders of at least 25% in aggregate principal amount of the junior subordinated debt securities of that series then outstanding under the junior subordinated indenture shall have requested the trustee to institute such action, (iii) such holder or holders shall have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request, (iv) the trustee shall not have instituted such action within 60 days of such request and (v) during such 60-day period, the holders of a majority in principal amount of the debt securities of that series do not give the trustee a direction inconsistent with the request.

The Issuer is required to furnish annually to the trustee statements as to the Issuer’s compliance with all conditions and covenants under the junior subordinated indenture. If the Issuer is in default, such statement shall specify all such defaults and the nature and status thereof of which the Issuer may have knowledge. The Issuer will be required, within 10 business days after becoming aware of any default, to deliver to the trustee a written notice specifying such default.

Modification of Junior Subordinated Debt Securities

Under the junior subordinated indenture, the Issuer and the trustee may supplement the junior subordinated indenture for certain purposes, including to make any change that would not materially adversely affect the rights of the holders of junior subordinated debt securities of any series, without the consent of those holders. The Issuer and the trustee may modify the junior subordinated indenture or any supplemental indenture in a manner that affects the interests or rights of the holders of junior subordinated debt securities with the consent of the holders of at least a majority in aggregate principal amount of the outstanding junior subordinated debt securities of each affected series issued under the junior subordinated indenture. However, the junior subordinated indenture requires the consent of each holder of junior subordinated debt securities that would be affected by any modification that would:

•	except as permitted by the junior subordinated indenture and the terms of such series of junior subordinated debt securities, extend the fixed maturity of any junior subordinated debt securities of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest (including additional interest) thereon, or reduce any premium payable upon the redemption thereof;

•	reduce the amount of principal of an original issue discount junior subordinated debt security or any other junior subordinated debt security payable upon acceleration of the maturity thereof;

•	change the obligation of the Issuer to maintain an office or agency and for the purposes specified in the junior subordinated indenture;

•	change the currency in which any junior subordinated debt security or any premium or interest is payable;

•	impair the right to enforce any payment on or with respect to any junior subordinated debt security;

•	adversely change the right to convert or exchange, including decreasing the conversion rate or increasing the conversion price of, any junior subordinated debt security (if applicable);

•	reduce the percentage in principal amount of outstanding junior subordinated debt securities of any series, the consent of whose holders is required for modification or amendment of the junior subordinated indenture or for waiver of compliance with certain provisions of the junior subordinated indenture or for waiver of certain defaults;

•	reduce the requirements contained in the junior subordinated indenture for the consent of holders of any junior subordinated debt securities; or

•	modify any of the above provisions.

In addition, we and the trustee may execute, without your consent, any supplemental indenture for the purpose of creating any new series of junior subordinated debt securities.

Defeasance and Covenant Defeasance

If indicated in the applicable prospectus supplement, the Issuer may elect either (i) to defease and be discharged from any and all obligations with respect to the junior subordinated debt securities of or within any series (except as otherwise provided in the junior subordinated indenture) (“defeasance”) or (ii) to be released from its obligations with respect to certain covenants applicable to the junior subordinated debt securities of or within any series (“covenant defeasance”), upon the deposit with the trustee, in trust for such purpose, of money and/or government obligations which, in the opinion of a nationally recognized certified public accounting firm, through the payment of principal and interest in accordance with their terms, will provide money in an amount sufficient, without reinvestment, to pay the principal of (and premium, if any) or interest on such junior subordinated debt securities to maturity or redemption, as the case may be. As a condition to defeasance or covenant defeasance, the Issuer must deliver to the trustee an opinion of counsel to the effect that the holders of such junior subordinated debt securities will not recognize gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the junior subordinated indenture. In addition, in the case of either defeasance or covenant defeasance, the Issuer shall have delivered to the trustee (i) an officers’ certificate to the effect that the relevant securities exchange(s) have informed it that neither such junior subordinated debt securities nor any other junior subordinated debt securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit, and (ii) an officers’ certificate and an opinion of counsel, each to the effect that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with. The Issuer may exercise its defeasance option with respect to the junior subordinated debt securities notwithstanding its prior exercise of its covenant defeasance option.

Subordination under the Junior Subordinated Indenture

The prospectus supplement relating to any offering of junior subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, junior subordinated debt securities will be subordinate and junior in right of payment to all of our senior indebtedness (as described below).

For purposes of junior subordinated debt securities, “senior indebtedness” means all amounts due on obligations in connection with any of the following, whether outstanding at the date of execution of the junior subordinated indenture or thereafter incurred, created or assumed, and any amendments, renewals, extensions or modifications of any such obligations:

•	the principal of and premium, if any, and interest due in respect of indebtedness of the Issuer for borrowed money and indebtedness evidenced by securities, debentures, notes, bonds or other written instruments issued by the Issuer (other than junior subordinated debt securities);

•	all obligations of the Issuer as lessee under leases required to be capitalized on its balance sheet under generally accepted accounting principles and leases of property or assets made as part of any sale and lease-back transaction to which the Issuer is a party;

•	all obligations of the Issuer issued or assumed as the deferred purchase price of property, assets or businesses, all conditional sale obligations of the Issuer and all obligations of the Issuer under any title retention agreement (but excluding trade accounts payable in the ordinary course of business);

•	all obligations of the Issuer for the reimbursement on any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction;

•	all obligations of the Issuer in respect of commodity contracts, interest rate swap, cap, floor, collar or other agreements, interest rate future or options contracts, currency swap agreements, currency future or option contracts and other similar agreements;

•	all obligations of the types referred to above of other persons for the payment of which the Issuer is responsible or liable as obligor, guarantor or otherwise; and

•	all obligations of the types referred to above of other persons secured by any lien on any property or asset of the Issuer (whether or not such obligation is assumed by the Issuer).

“Senior indebtedness” does not include:

•	indebtedness or monetary obligations to trade creditors created or assumed by the Issuer in the ordinary course of business in connection with the obtaining of materials or services; or

•	any obligation or indebtedness that is, by its terms, subordinated in right of payment to, or ranks equally in right of payment with, the junior subordinated debt securities.

Senior indebtedness shall continue to be senior indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such senior indebtedness.

Unless otherwise noted in the accompanying prospectus supplement, if the Issuer defaults in the payment of any principal of and premium, if any, or interest or any other payment due on any senior indebtedness, or if the maturity of any senior indebtedness of the Issuer has been declared due and payable prior to the date on which it would otherwise have become due and payable, then, unless and until such default is cured or waived or ceases to exist or any acceleration is rescinded or annulled, the Issuer will make no payment or distribution of any kind or character, whether in cash, property or securities, with respect to the principal (including any redemption, retirement, purchase or other acquisition of any junior subordinated debt securities) of and premium, if any, or interest (including any additional interest) on the junior subordinated debt securities or any sinking fund payment, subject to limited exceptions.

If any of the following events occurs, the Issuer will pay in full all amounts due on senior indebtedness before it makes under the junior subordinated debt securities any payment or distribution of assets of the Issuer of any kind or character, whether in cash, property or securities, to any holder of junior subordinated debt securities:

•	any dissolution, winding up, liquidation or reorganization of the Issuer, whether voluntary or involuntary or in bankruptcy, insolvency or receivership;

•	any general assignment by the Issuer for the benefit of creditors;

•	any marshaling of the Issuer’s assets or liabilities for the benefit of creditors; or

•	other similar proceedings.

In such event, any payment by the Issuer or distribution of assets of the Issuer of any kind or character, whether in cash, property or securities, under the junior subordinated debt securities, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the junior subordinated debt securities, will be paid or delivered directly to the holders of senior indebtedness in accordance with the priorities then existing among such holders until all senior indebtedness has been paid in full. If any payment or distribution under the junior subordinated debt securities is received by the trustee of any junior subordinated debt securities in contravention of any of the terms of the junior subordinated indenture and before all the senior indebtedness has been paid in full, such payment or distribution or security will be received in trust for the benefit of, and paid over or delivered and transferred to, the holders of the senior indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all senior indebtedness remaining unpaid to the extent necessary to pay all such senior indebtedness in full.

The junior subordinated indenture does not limit the issuance of additional senior indebtedness.

Governing Law

The junior subordinated indenture and the junior subordinated debt securities will be governed by and construed in accordance with the laws of the State of New York.

Information Concerning the Trustee

The trustee will have all the duties and responsibilities of an indenture trustee specified in the Trust Indenture Act of 1939, as amended. The trustee will not be required to exercise any of its powers under the junior subordinated indenture at your request, unless you offer indemnity satisfactory to it against the costs, expenses and liabilities which the trustee might incur. The rights, privileges, protections and benefits, including its right to be indemnified, given to the trustee under the junior subordinated indenture will also be extended to each agent, custodian and other person employed to act thereunder.

The trustee may act as depositary for funds of, make loans to, and perform other services for, us and our subsidiaries in the normal course of business.

DESCRIPTION OF CAPITAL STOCK

We have provided below a summary description of our capital stock. This description does not purport to be complete and is qualified in its entirety by reference to the full text of our second amended and restated certificate of incorporation (our “certificate of incorporation”) and second amended and restated bylaws (our “bylaws”). You should read the full text of our certificate of incorporation and bylaws, as well as the applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”).

References in this section to “we,” “us” and “our” refer to Jackson Financial Inc. and not to any of its subsidiaries.

General

Under our certificate of incorporation, we have authority to issue (i) 900,000,000 shares of Class A common stock, par value $0.01 per share, (ii) 100,000,000 shares of Class B common stock, par value $0.01 per share, and (iii) 100,000,000 shares of preferred stock, par value $1.00 per share. As of December 31, 2021, we had 88,046,833 shares of Class A common stock outstanding, 638,861 shares of Class B common stock outstanding, and no shares of preferred stock issued.

Common Stock

Except as otherwise expressly provided in our certificate of incorporation or as required by applicable law and as described herein, our Class A common stock and Class B common stock have the same rights, are equal in all respects and are treated by us as if they were one class of shares.

Voting Rights

Shares of Class A common stock are entitled to one vote per share and shares of Class B common stock are entitled to one-tenth of one vote per share. Holders of shares of Class A common stock and Class B common stock will vote together as a single class on all matters (including the election of directors) submitted to a vote of stockholders, except as otherwise required by applicable law and as specified in our certificate of incorporation. All of our Class B common stock is owned by Athene Life Re Ltd. or its affiliates or permitted transferees (“Athene”) for insurance regulatory purposes.

The affirmative vote of a plurality of the shares of our common stock present, in person or by proxy, at the meeting and entitled to vote on the election of directors will decide the election of any directors, and the affirmative vote of a majority of the shares of our common stock present, in person or by proxy, at the meeting and entitled to vote at any annual or special meeting of stockholders will decide all other matters voted on by stockholders, unless the question is one upon which, by express provision of law, under our certificate of incorporation, or under our bylaws, a different vote is required, in which case such provision will control.

Conversion Rights

At any time that a holder of shares of Class B common stock, together with its affiliates and permitted transferees, does not beneficially own at least 9.9% of the total combined voting power of our outstanding common stock, all of such holder’s shares of Class B common stock shall automatically convert into shares of Class A common stock on a one-to-one basis as specified in our certificate of incorporation, except that, if following such conversion, such holder would beneficially own more than 9.9% of the total combined voting power of our outstanding common stock, the number of shares of Class B common stock that shall automatically convert into shares of Class A common stock shall equal the number that, when added to the number of shares of Class A common stock owned by such holder and its affiliates and permitted transferees prior to such conversion and the number of shares of Class B common stock owned by such holder and its affiliates and permitted transferees following such conversion, equals nine and nine-tenths percent (9.9%) of the total combined voting power of the outstanding shares of our common stock following such conversion (rounded down to the nearest whole share). Shares of Class B Common Stock shall automatically convert into shares of Class A Common Stock on a one-to-one basis upon any person other than Athene, or its affiliates or permitted transferees, becoming the owner of such shares.

Dividends

Any dividend paid or payable to the holders of shares of Class A common stock and Class B common stock will be paid on an equal priority, pari passu basis, unless different treatment of the shares of each such class is approved by the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of Class A common stock entitled to vote thereon and by the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of Class B common stock entitled to vote thereon, each voting separately as a class, provided, however, that if a dividend is paid in the form of Class A common stock or Class B common stock (or rights to acquire shares of Class A common stock or Class B common stock), then the holders of Class A common stock will receive Class A common stock (or rights to acquire shares of Class A common stock) and holders of Class B common stock will receive Class B common stock (or rights to acquire shares of Class B common stock), with holders of Class A common stock and Class B common stock receiving an identical number of shares of Class A common stock or Class B common stock (or rights to acquire such stock, as the case may be), unless approved by the affirmative vote of a majority of the voting power of the then outstanding shares of Class A common stock entitled to vote thereon and by the affirmative vote of a majority of the voting power of the then-outstanding shares of Class B common stock entitled to vote thereon, each voting separately as a class. For the avoidance of doubt, shares of Class A common stock or rights to acquire Class A common stock may not be issued, paid or otherwise distributed to holders of Class B common stock or rights to acquire Class B common stock unless approved by the affirmative vote of a majority of the then-outstanding shares of Class A common stock entitled to vote thereon.

A dividend payable in shares of any class or series of securities of the Company or any other person, other than shares of Class A common stock or Class B common stock (or rights to acquire Class A common stock or rights to acquire Class B common stock) may be declared and paid on the basis of a distribution of (i) identical securities, on an equal per share basis, to holders of Class A common stock and Class B common stock or (ii) a separate class or series of securities to the holders of shares of Class A common stock and a different class or series of securities to the holders of shares of Class B common stock, on an equal per share basis to such holders; provided that, in connection with a dividend payable in shares pursuant to (ii) above, such separate classes or series of securities do not differ in any respect other than their relative voting rights, with holders of Class B common stock receiving the class or series of securities having less relative voting rights and the holders of shares of Class A common stock receiving securities having greater relative voting rights; provided that the highest relative voting rights are no more than 10 times greater than the lesser relative voting rights; provided further, that unless approved by the affirmative vote of a majority of the voting power of the then-outstanding shares of Class A common stock, entitled to vote thereon, the class or series of securities received by the holders of the Class A common stock shall provide for one vote per share.

Our ability to pay dividends on our common stock is subject to our subsidiaries’ ability to pay dividends to us.

Change of Control or Merger Transaction

The holders of Class A common stock will not be entitled to receive economic consideration for their shares in excess of that payable to the holders of Class B common stock in the event of a change of control transaction (as defined in the certificate of incorporation), unless different treatment of the shares of each such class is approved by the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of Class A Common Stock entitled to vote thereon and by the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of Class B Common Stock entitled to vote thereon, each voting separately as a class. However, in any such event involving consideration in the form of securities of another corporation or other entity, then the holders of shares of Class A common stock shall have their shares of Class A common stock converted into, or may otherwise be paid or distributed, such securities with a greater number of votes per share (but in no event greater than 10 times, provided that, unless otherwise approved by the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of Class A common stock entitled to vote thereon, the class or series of securities received by the holders of Class A common stock shall provide for one vote per share) than such securities into which shares of Class B common stock are converted, or which are otherwise paid or distributed to the holders of shares of Class B common stock, without any requirement that such different treatment be approved by the holders of shares of Class A common stock and Class B common stock, each voting separately as a class.

Any merger or consolidation that is not a change of control transaction will require approval by the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of Class A common stock entitled to vote thereon and by the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of Class B common stock entitled to vote thereon, each voting separately as a class, unless (i) the shares of Class A common stock and Class B common stock outstanding immediately prior to such merger or consolidation are treated equally, identically and ratably, on a per share basis, including whether such shares remain outstanding and with respect to any consideration into which such shares are converted or any consideration paid or otherwise distributed to stockholders or (ii) such shares are converted on a pro rata basis into shares of the surviving entity or its parent in such transaction having identical rights, powers and privileges to the shares of Class A common stock and Class B common stock in effect immediately prior to such merger or consolidation, respectively; provided that if the voting power of the Class A common stock, including the voting power of the Class A common stock relative to the voting power of the Class B common stock, would be adversely affected by such merger or consolidation, the approval by the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of Class A common stock shall be required.

Liquidation

In the event of our dissolution, liquidation or winding-up of our affairs, whether voluntary or involuntary, after payment of all preferential amounts required to be paid to the holders of any series of preferred stock, our remaining assets legally available for distribution to shareholders, if any, will be distributed among the holders of the shares of Class A common stock and Class B common stock, treated as a single class, pro rata based on the number of shares held by each such holder, unless different treatment of the shares of each such class is approved by the affirmative vote of the holders of a majority of the voting power of the then-outstanding Class A common stock and a majority of the voting power of the then-outstanding Class B common stock, voting separately.

Reclassification

We will not reclassify, subdivide or combine one class of our common stock without reclassifying, subdividing or combining each other class of our common stock in a manner that maintains the same proportionate equity ownership and voting rights between the holders of the outstanding shares of Class A common stock and the holders of the outstanding shares of Class B common stock on the record date for such reclassification, split, subdivision or combination, unless different treatment of the shares of each such class is approved by the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of Class A common stock entitled to vote thereon and by the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of Class B common stock entitled to vote thereon, each voting separately as a class; provided that if the voting power of the Class A common stock, including the voting power of the Class A common stock relative to the voting power of the Class B common stock, would be adversely affected by such reclassification, split, subdivision or combination, the approval by the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of Class A common stock shall be required.

Other Provisions

The holders of our common stock will not have any preemptive, cumulative voting, subscription, conversion, redemption or sinking fund rights, except that our Class B common stock shall automatically convert into shares of Class A common stock under certain circumstances as described under “—Conversion Rights”. The common stock will not be subject to future calls or assessments by us. The rights and privileges of holders of our common stock are subject to any series of preferred stock that we may issue in the future, as described below.

Listing

Our Class A common stock is listed on the NYSE under the symbol “JXN.”

Transfer Agent and Registrar

The transfer agent and registrar for our Class A common stock is Equiniti Trust Company.

Preferred Stock

Under our certificate of incorporation, our board of directors has the authority, without further action by our stockholders, to issue up to 100,000,000 shares of preferred stock in one or more series and to fix the voting powers, designations, preferences and the relative participating, optional or other special rights and qualifications, limitations and restrictions of each series, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any series. As of December 31, 2021, no shares of our authorized preferred stock are outstanding.

Because the board of directors has the power to establish the preferences and rights of the shares of any additional series of preferred stock, it may afford holders of any preferred stock preferences, powers and rights, including voting and dividend rights, senior to the rights of holders of our common stock, which could adversely affect the holders of the common stock and could delay, discourage or prevent a takeover of us even if a change of control of our company would be beneficial to the interests of our stockholders.

Anti-Takeover Effects of Provisions of the DGCL, Our Certificate of Incorporation and Our Bylaws

The provisions of our certificate of incorporation and bylaws summarized below may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that you might consider in your best interest, including an attempt that might result in your receipt of a premium over the market price for your shares. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to first negotiate with our board of directors, which could result in an improvement of their terms.

Authorized but Unissued Shares of Common Stock. As of December 31, 2021, we had 88,046,833 shares of Class A common stock outstanding. The remaining shares of authorized and unissued common stock will be available for future issuance without additional stockholder approval. While the additional shares are not designed to deter or prevent a change of control, under some circumstances we could use the additional shares to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control by, for example, issuing those shares in private placements to purchasers who might side with our board of directors in opposing a hostile takeover bid.

Authorized but Unissued Shares of Preferred Stock. Under our certificate of incorporation, our board of directors has the authority, without further action by our stockholders, to issue up to 100,000,000 shares of preferred stock in one or more series and to fix the voting powers, designations, preferences and the relative participating, optional or other special rights and qualifications, limitations and restrictions of each series, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any series. The existence of authorized but unissued preferred stock could reduce our attractiveness as a target for an unsolicited takeover bid since we could, for example, issue shares of preferred stock to parties who might oppose such a takeover bid or shares that contain terms the potential acquiror may find unattractive. This may have the effect of delaying or preventing a change of control, may discourage bids for the common stock at a premium over the market price of the common stock, and may adversely affect the market price of, and the voting and other rights of the holders of, our common stock.

Removal of Directors. Our bylaws provide that directors may be removed, with or without cause, at any time upon the affirmative vote of holders of at least a majority of the voting power of the common stock then entitled to vote at an election of directors. Subject to any rights granted to the holders of shares of any class or series of preferred stock then outstanding to elect additional directors or fill vacancies in respect of such directors under specified circumstances, and except as otherwise provided by law, any vacancy in the board shall be filled by an affirmative vote of at least a majority of the directors then in office, even if less than a quorum, or by a sole remaining director.

Stockholders Advance Notice Procedure. Our bylaws establish an advance notice procedure for stockholders to make nominations of candidates for election as directors or to bring other business before an annual meeting of our stockholders. The bylaws provide that any stockholders wishing to nominate persons for election as directors at, or bring other business before, an annual meeting must deliver to our corporate secretary a written notice of the stockholder’s intention to do so. These provisions may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. We expect that these provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company. To be timely, the stockholder’s notice must be delivered to our corporate secretary at our principal executive offices not less than 90 days nor more than 120 days before the first anniversary date of the annual meeting for the preceding year; provided, however, that in the event that the annual meeting is set for a date that is more than 30 days before or more than 60 days after the first anniversary date of the preceding year’s annual meeting, a stockholder’s notice must be delivered to our corporate secretary no later than the close of business (x) 90 days prior to the meeting or (y) on the 10th day following the day on which a public announcement of the date of the meeting is first made by us.

No Stockholder Action by Written Consent. Our certificate of incorporation provides that stockholder action may be taken only at an annual meeting or special meeting of stockholders. Notwithstanding the foregoing, holders of one or more classes or series of preferred stock may, to the extent permitted by and pursuant to the terms of such class or series of preferred stock adopted by resolution or resolutions of the board of directors, act by written consent.

Special Meeting of Stockholders. Except as otherwise required by law and subject to any rights granted to holders of shares of any class or series of preferred stock then outstanding, our certificate of incorporation provides that a special meeting of stockholders may be called only by the chair of our board of directors, by a resolution adopted by a majority of our board of directors or by the Secretary upon written request of one or more record holders representing ownership of 25% or more of the total combined voting power of our outstanding shares of common stock entitled to vote on the business to be brought before the proposed special meeting.

Delaware Anti-Takeover Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination, such as mergers, sales and leases of assets, issuances of securities and similar transactions by a corporation or subsidiary with an interested stockholder including a person or group who beneficially owns 15% or more of the corporation’s voting stock for a period of three years following the date the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Section 203 permits corporations, in their certificate of incorporation, to opt out of the protections of Section 203. We have not opted out of Section 203 and will be governed by Section 203.

Insurance Regulations. The insurance laws and regulations of the various states in which our insurance subsidiaries are organized may delay or impede a business combination or other strategic transaction involving us. State insurance laws prohibit an entity from acquiring control of an insurance company without the prior approval of the domestic insurance regulator. Under most states’ statutes, an entity is presumed to have control of an insurance company if it owns, directly or indirectly, 10% or more of the voting stock of that insurance company or its parent company. These regulatory restrictions may delay, deter or prevent a potential merger or sale of our company, even if the board decides that it is in the best interests of stockholders for us to merge or be sold. These restrictions also may delay sales by us or acquisitions by third parties of our subsidiaries.

Limitation on Liability and Indemnification

Our certificate of incorporation contains provisions relating to the liability of directors. These provisions eliminate a director’s personal liability for monetary damages resulting from a breach of fiduciary duty, except in circumstances involving:

•	any breach of the director’s duty of loyalty;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law;

•	unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions; or

•	any transaction from which the director derived an improper personal benefit.

The principal effect of the limitation on liability provision is that stockholders will be unable to prosecute an action for monetary damages against a director unless the stockholders can demonstrate a basis for liability for which indemnification is not available under the DGCL. These provisions, however, should not limit or eliminate our rights or any stockholder’s rights to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of director’s fiduciary duty. These provisions will not alter a director’s liability under federal securities laws. The inclusion of this provision in our certificate of incorporation may discourage or deter stockholders or management from bringing a lawsuit against directors for a breach of their fiduciary duties, even though such an action, if successful, might otherwise have benefited us and our stockholders. In addition, your investment may be adversely affected to the extent we pay costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Our bylaws require us to indemnify and advance expenses to our directors and officers to the fullest extent not prohibited by the DGCL and other applicable law, except in the case of a proceeding instituted by the director or officer without the approval of our board of directors. Our bylaws provide that we are required to indemnify our directors and officers, to the fullest extent permitted by law, for all judgments, fines, settlements, legal fees and other expenses incurred in connection with pending or threatened legal proceedings because of the director’s or officer’s positions with us or another entity that the director or officer serves at our request, subject to various conditions, and to advance funds to our directors and officers to enable them to defend against such proceedings. To receive indemnification, the director or officer must have been successful in the legal proceeding or have acted in good faith and in what was reasonably believed to be a lawful manner in our best interest and, with respect to any criminal proceeding, have had no reasonable cause to believe his or her conduct was unlawful.

We have entered into an indemnification agreement with each of our directors. The indemnification agreement provides our directors with contractual rights to the indemnification and expense advancement rights provided under our bylaws, as well as contractual rights to additional indemnification as provided in the indemnification agreement.

Choice of Forum

Our certificate of incorporation provides that, unless we consent in writing to the selection of an alternate forum, the Court of Chancery of the State of Delaware will, to the fullest extent provided by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed to us or our stockholders by any of our directors, officers, other employees, agents or stockholders, (iii) any action asserting a claim against us arising under the DGCL or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware (including, without limitation, any action asserting a claim arising out of or pursuant to our bylaws) or (iv) any action asserting a claim against us that is governed by the internal affairs doctrine. Although our certificate of incorporation contains the exclusive forum provisions described above, it is possible that a court could find that such provision is unenforceable. As permitted by Delaware law, our certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America will, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, the Exchange Act, and the rules and regulations thereunder. To the fullest extent permitted by law, by becoming a stockholder in our company, you will be deemed to have notice of and have consented to the provisions of our certificate of incorporation related to choice of forum. Neither this provision nor the exclusive forum provision will mean that stockholders have waived our compliance with federal securities laws and the rules and regulations thereunder.

DESCRIPTION OF DEPOSITARY SHARES

We may offer depositary receipts for depositary shares, each of which will represent a fractional interest in a share of a particular series of a class of our preferred stock, as described in any applicable prospectus supplement. Preferred stock of each series of each class represented by depositary shares will be deposited under a separate deposit agreement among us, the preferred stock depositary named in the deposit agreement and the holders from time to time of our depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a share of the particular series of a class of our preferred stock represented by the depositary shares evidenced by such depositary receipt, to all the rights and preferences of the preferred stock represented by those depositary shares (including dividend, voting, conversion, redemption and liquidation rights).

The depositary shares will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement. Immediately following our issuance and delivery of the preferred stock to the preferred stock depositary, we will cause the preferred stock depositary to issue, on our behalf, the depositary receipts.

The description in any applicable prospectus supplement will be a summary. It will summarize only those terms of the deposit agreement that we believe will be most important to your decision to invest in our depositary shares. You should keep in mind, however, that it is the deposit agreement, and not the summary, which defines your rights as a holder of depositary shares. There may be other provisions in the deposit agreement that are also important to you. You should read the deposit agreement for a full description of the terms of the depositary shares. The form of the deposit agreement will be filed as an exhibit to the registration statement of which this prospectus forms a part.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, common stock or preferred stock. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between us and a warrant agent that we will name in any applicable prospectus supplement.

An applicable prospectus supplement relating to any warrants we are offering will describe the specific terms relating to the offering. These terms will include some or all of the following:

•	the title of the warrants;

•	the aggregate number of warrants offered;

•	the price or prices at which we will issue the warrants;

•	the designation, number and terms of the debt securities, common stock or preferred stock purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

•	the exercise price of the warrants;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued;

•	if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;

•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any minimum or maximum amount of warrants that may be exercised at any one time;

•	any terms relating to the modification of the warrants; and

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants.

The description in an applicable prospectus supplement will not necessarily be complete, and reference will be made to the relevant warrant agreements, which will be filed with the SEC.

DESCRIPTION OF PURCHASE CONTRACTS

As may be specified in a prospectus supplement, we may issue purchase contracts obligating holders to purchase from us, and we to sell to the holders, a number of debt securities, junior subordinated debt securities, shares of common stock or preferred stock, or other securities described in this prospectus or the applicable prospectus supplement at a future date or dates. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts. These payments may be unsecured or prefunded on some basis to be specified in the applicable prospectus supplement.

The prospectus supplement relating to any purchase contracts will specify the material terms of the purchase contracts and any applicable pledge or depositary arrangements, including one or more of the following:

•	The stated amount that a holder will be obligated to pay under the purchase contract in order to purchase debt securities, junior subordinated debt securities, common stock, preferred stock, or other securities described in this prospectus or the formula by which such amount shall be determined.

•	The settlement date or dates on which the holder will be obligated to purchase such securities. The prospectus supplement will specify whether the occurrence of any events may cause the settlement date to occur on an earlier date and the terms on which an early settlement would occur.

•	The events, if any, that will cause our obligations and the obligations of the holder under the purchase contract to terminate.

•	The settlement rate, which is a number that, when multiplied by the stated amount of a purchase contract, determines the number of securities that we will be obligated to sell and a holder will be obligated to purchase under that purchase contract upon payment of the stated amount of that purchase contract. The settlement rate may be determined by the application of a formula specified in the prospectus supplement. If a formula is specified, it may be based on the market price of such securities over a specified period or it may be based on some other reference statistic.

•	Whether the purchase contracts will be issued separately or as part of units consisting of a purchase contract and an underlying security with an aggregate principal amount equal to the stated amount. Any underlying securities will be pledged by the holder to secure its obligations under a purchase contract.

•	The type of underlying security, if any, that is pledged by the holder to secure its obligations under a purchase contract. Underlying securities may be debt securities, junior subordinated debt securities, common stock, preferred stock, or other securities described in this prospectus or the applicable prospectus supplement.

•	The terms of the pledge arrangement relating to any underlying securities, including the terms on which distributions or payments of interest and principal on any underlying securities will be retained by a collateral agent, delivered to us or be distributed to the holder.

•	The amount of the contract fee, if any, that may be payable by us to the holder or by the holder to us, the date or dates on which the contract fee will be payable and the extent to which we or the holder, as applicable, may defer payment of the contract fee on those payment dates. The contract fee may be calculated as a percentage of the stated amount of the purchase contract or otherwise.

The descriptions of the purchase contracts and any applicable underlying security or pledge or depository arrangements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements and are subject to and qualified in their entirety by reference to the terms and provisions of the purchase contract agreement, pledge agreement and deposit agreement, forms of which will be filed as exhibits to the registration statement of which this prospectus forms a part.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units comprising one or more of the other securities described in this prospectus in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The prospectus supplement will describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units; and

•	whether the units will be issued in fully registered or global form.

The descriptions of the units and any applicable underlying security or pledge or depositary arrangements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements and are subject to, and qualified in their entirety by reference to, the terms and provisions of the applicable agreements, forms of which will be filed as exhibits to the registration statement of which this prospectus forms a part.

PLAN OF DISTRIBUTION

We or, if applicable, a selling securityholder, may sell the offered securities inside and outside the United States from time to time (a) through underwriters or dealers, (b) directly to one or more purchasers, including our affiliates, (c) through agents, or (d) through a combination of any of these methods. An applicable prospectus supplement will describe the terms of the offering of the applicable securities and the method of distribution of those securities, including the following information, if applicable:

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities from us;

•	the net proceeds to us from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

General

Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in an applicable prospectus supplement.

Sale Through Underwriters or Dealers

If we use underwriters in a sale, they will acquire the offered securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions. These sales will be made at a fixed public offering price or at varying prices determined at the time of the sale.

We may offer the securities to which this prospectus relates to the public through an underwriting syndicate or through a single underwriter.

Unless any applicable prospectus supplement states otherwise, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless an applicable prospectus supplement says otherwise. Any initial public offering price and any discounts or concessions allowed, re-allowed or paid to dealers may be changed from time to time.

If we use dealers in a sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in an applicable prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents we designate from time to time. In an applicable prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in an applicable prospectus supplement, any agent will agree to use its best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in an applicable prospectus supplement.

Delayed Delivery Contracts

If we so indicate in an applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in an applicable prospectus supplement. An applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Indemnification

We may have agreements with agents, underwriters, dealers and remarketing firms and each of their respective affiliates to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

Market Making, Stabilization and Other Transactions

Unless any applicable prospectus supplement states otherwise, each series of offered securities will be a new issue and will have no established trading market. We may elect to apply to list any series of offered securities on an exchange. Any underwriters that we use in the sale of offered securities may make a market in those securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the offered securities will have a liquid trading market.

In connection with the distribution of the securities offered under this prospectus, we may enter into swap or other hedging transactions with, or arranged by, underwriters or agents or their affiliates, which may include short sales of the securities by counterparties or option, forward or other types of transactions that require delivery of securities to a counterparty, who may resell or transfer the securities offered under this prospectus.

Underwriters and others who are deemed to be underwriters under the Securities Act may engage in transactions that stabilize, maintain or otherwise affect the price of the securities, including the entry of stabilizing bids or syndicate covering transactions or the imposition of penalty bids. Any such underwriters and distribution participants may be subject to applicable provisions of the Exchange Act and the associated rules and regulations under the Exchange Act, including Regulation M, which provisions may limit the timing of purchases and sales of shares by the selling securityholders. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to special exceptions or exemptions. In addition, the anti-manipulation rules under the Exchange Act may apply to sales of the securities in the market. All of these limitations may affect the marketability of the securities and the ability of any person to engage in market-making activities with respect to the securities.

Selling Securityholder

A selling securityholder may use this prospectus in connection with the offering of our securities for resale. An applicable prospectus supplement will identify the selling securityholder and the terms of the securities offered for resale. A selling securityholder may be deemed to be an underwriter in connection with the securities it resells and any profits on the resales may be deemed to be underwriting discounts and commissions under the Securities Act. A selling securityholder will receive all the proceeds, and we will not receive any proceeds, from resales by that selling securityholder.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Sidley Austin LLP, Chicago, Illinois.

EXPERTS

The consolidated financial statements as of December 31, 2020 and December 31, 2019 and for each of the years in the three-year period ended December 31, 2020 and the related notes and financial statement schedules included in our 2021 Form 10, which is incorporated by reference in this prospectus, have been audited by KPMG LLP, independent registered public accounting firm, as stated in their report appearing therein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance with these requirements, we file reports and other information relating to our business, financial condition and other matters with the SEC. We are required to disclose in such reports certain information, as of particular dates, concerning our results of operations and financial condition, executive officers and directors, principal holders of shares, material interests of such persons in transactions with us and other matters. The SEC maintains a website that contains reports and other information regarding registrants that file electronically with the SEC, including the registration statement to which this prospectus relates. The address of that website is www.sec.gov.

Our website is www.jackson.com. Our SEC filings are available free of charge on our website as soon as reasonably practicable after they are electronically filed or furnished to the SEC. You may access these SEC filings on our website. However, other than any documents expressly incorporated by reference in this prospectus or any applicable prospectus supplement, the information on, or accessible through, our website or any other website that is referred to in this prospectus is not part of this prospectus or any applicable prospectus supplement.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information in this prospectus, which means that we can disclose important information to you by referring to those documents we file with the SEC. Any information incorporated this way is considered to be part of this prospectus, and any information that we file later with the SEC will automatically update and, in some cases, supersede the information contained or incorporated by reference herein. We hereby “incorporate by reference” the documents listed below (other than, in each case, documents or information deemed to be furnished and not filed in accordance with SEC rules).

•	Amendment Number 6 to our General Form for Registration of Securities on Form 10, filed with the SEC on August 5, 2021, and declared effective by the SEC on August 6, 2021, as supplemented by Exhibit 99.1 to our Current Report on Form 8-K, filed with the SEC on August 6, 2021 (the “2021 Form 10”);

•	Our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2021 and September 30, 2021 filed with the SEC on September 20, 2021 and November 10, 2021, respectively;

•	Our Current Reports on Form 8-K filed with the SEC on August 6, 2021, August 20, 2021, August 23, 2021, September 10, 2021, November 9, 2021 (solely with respect to Item 8.01), November 23, 2021, December 13, 2021 (solely with respect to Item 1.01) and December 13, 2021 (solely with respect to Item 5.02); and

•	The description of our Class A common stock, par value $0.01 per share, set forth under the heading “Description of Capital Stock” in our 2021 Form 10.

We also incorporate by reference in this prospectus any future filings that we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until we sell all the securities to which this prospectus relates; provided, however, that we are not incorporating any information furnished under either Item 2.02 or

Item 7.01 or any related exhibit furnished under Item 9.01(d) of any Current Report on Form 8-K unless, and except to the extent, specified in any such Current Report on Form 8-K or in any applicable prospectus supplement.

Upon your oral or written request, we will provide you with a copy of any of these filings at no cost. Requests should be directed to:

Attention: Investor Relations
Jackson Financial Inc.
1 Corporate Way
Lansing, Michigan 48951
(517) 381-5500

Jackson Financial Inc.

22,000,000 Depositary Shares

Each representing a 1/1,000th Interest in a Share of Fixed-Rate Reset

Noncumulative Perpetual Preferred Stock, Series A

PROSPECTUS SUPPLEMENT

March 6, 2023

Joint Book-Running Managers

Wells Fargo Securities	BofA Securities	J.P. Morgan	Morgan Stanley

Joint Lead Managers

Citigroup	Goldman Sachs & Co. LLC	US Bancorp

Co-Managers

BNP PARIBAS	BNY Mellon Capital Markets, LLC	Credit Suisse
Deutsche Bank Securities	SOCIETE GENERALE	Siebert Williams Shank